UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Rock of Ages Corporation
(Name of Registrant as Specified In Its Charter)

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ROCK OF AGES CORPORATION
772 GRANITEVILLE ROAD
GRANITEVILLE, VERMONT 05654

 May 29, 2007

To our Stockholders:

    You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Rock of Ages Corporation, to be held at our Conference Center, located across the street from the Rock of Ages main office at 772 Graniteville Road, Graniteville, Vermont 05654, on Thursday, June 21, 2007 at 10:30 a.m., local time.

    We encourage you to carefully read the enclosed Notice of Annual Meeting and proxy statement, as well as the enclosed 2006 Annual Report.

    After the business items of the annual meeting are completed, a few of our officers will make presentations and we will answer your questions about our quarrying, manufacturing and retailing operations. We will also introduce our directors and executive officers. Our annual meeting serves as a good opportunity for you to learn more about Rock of Ages and talk informally with many of our people. We will provide informal tours of our quarry and manufacturing operations to shareholders who request them.

    We hope to see you at the annual meeting. It is important that your shares be represented at the annual meeting regardless of whether you are able to attend personally. Therefore, please sign, date and promptly return the enclosed proxy card(s) in the prepaid mailing envelope, or vote by proxy by telephone or through the Internet using the procedures set forth in the accompanying proxy statement and proxy card. If you attend the annual meeting, you may vote in person if you wish, even if you previously submitted a proxy.

    I look forward to seeing you on June 21st.

Sincerely,

Kurt M. Swenson Chairman, President and Chief Executive Officer

ROCK OF AGES CORPORATION

 772 Graniteville Road
Graniteville, Vermont 05654

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 21, 2007

To the Stockholders of
Rock of Ages Corporation:

    Notice is hereby given that the 2007 Annual Meeting of the Stockholders of Rock of Ages Corporation will be held at the Rock of Ages Conference Center, 773 Graniteville Road, Graniteville, Vermont 05654, on Thursday, June 21, 2007 at 10:30 a.m., local time, for the following purposes:

1.	To elect two Class I directors, each for a three-year term expiring at the annual meeting of stockholders in 2010, and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the 2007 fiscal year; and

3.	To transact any other business that may properly come before the annual meeting or any adjournment(s) thereof.

    The close of business on April 27, 2007 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, whether in person or by proxy.

By Order of the Board of Directors

Michael B. Tule Secretary

    Your vote is important.  Please sign, date and return the accompanying proxy card(s) in the enclosed envelope, or otherwise vote by proxy in accordance with the voting instructions set forth in the accompanying proxy statement and proxy card(s). Please note that separate proxy cards have been provided for Class A Common Stock and Class B Common Stock. If you are a holder of both classes of stock, please sign, date and return both proxy cards or otherwise vote by proxy in accordance with the voting instructions set forth in the accompanying proxy statement and proxy card(s), so that all of your shares are voted.  If you attend the annual meeting, you may vote in person whether or not you have sent in your proxy card(s).

ROCK OF AGES CORPORATION

PROXY STATEMENT

General

    We are furnishing this proxy statement in connection with the solicitation, by and on behalf of the board of directors of Rock of Ages Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Company's 2007 Annual Meeting of Stockholders, and at any adjournment(s) thereof. The annual meeting will be held at the Rock of Ages Conference Center, 773 Graniteville Road, Graniteville, Vermont, on Thursday, June 21, 2007 at 10:30 a.m., local time. The principal offices of the Company are located at 772 Graniteville Road, Graniteville, Vermont 05654.

    This proxy statement, the accompanying proxy card(s) and the Company's 2006 Annual Report are first being mailed to stockholders on or about May 29, 2007.

Record Date, Voting Securities, Quorum and Vote Required

    Only holders of record of the Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), at the close of business on April 27, 2007, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date, the Company had outstanding (i) 4,660,800 shares of Class A Common Stock, each of which is entitled to one vote, or a total of 4,660,800 votes, and (ii) 2,738,596 shares of Class B Common Stock, each of which is entitled to ten votes, or a total of 27,385,960 votes. Accordingly, at the close of business on the record date, 7,399,396 shares of Common Stock were outstanding, representing a total of 32,046,760 votes.

    The presence at the annual meeting, in person or by proxy, of the holders of a majority of the total voting power of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Shares held as of the record date by holders who are present or represented by proxy at the annual meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the annual meeting will be counted as present for the purposes of establishing a quorum. If a quorum is present at the meeting, the Class I directors will be elected by a plurality of the votes cast either in person or by proxy at the annual meeting (Proposal No. 1). Under our Amended and Restated By-Laws, ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the 2007 fiscal year (Proposal No. 2), will require the affirmative vote of the holders of Common Stock representing a majority of the voting power of the shares of Common Stock present or represented by proxy at the meeting.

    Shares represented by proxies which are marked "WITHHELD" with regard to one or both nominees for election as a director (Proposal No. 1) will be excluded entirely from the vote on such nominee(s) and thus will have no effect on the outcome of the vote. Shares represented by proxies which are marked "ABSTAIN" with regard to the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2007 (Proposal No. 2) will have the effect of a negative vote.

    A broker "non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in his name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. Brokers holding your shares in their name will be permitted to vote those shares with respect to the election of directors (Proposal No. 1) and the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2007 (Proposal No. 2) without instruction from you, and, accordingly, broker non-votes will not occur with respect to either of the two proposals.

Voting

Voting Your Proxy

    You may vote in person at the annual meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

    If you sign and return your proxy cards(s) to us in time for it to be voted at the annual meeting, one of the individuals named as your proxy will vote your shares as you have directed on the proxy card(s). If you sign and timely return your proxy card(s) but no indication is given as to how to vote your shares as to one or both of the proposals to be voted on at the annual meeting, your shares will be voted FOR any proposal as to which you have given no indication as to how to vote.

    The board of directors knows of no matters, other than Proposal Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders, and we have not received notice of any such other matter as required by our Amended and Restated By-Laws in order, to be presented at the annual meeting.  If any other matter is properly presented at the annual meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies.

How to Vote by Proxy

    You may vote by proxy by completing, signing, dating and returning your proxy card(s) in the enclosed envelope. If your shares are held in "street name" through a broker, you should provide written instructions to your broker on how to vote your shares. As noted above, if you do not provide your broker with instructions on how to vote your shares, it is possible that your shares will not be voted in the same manner that you would have voted if you had provided instructions. To ensure that your broker receives your instructions, you should promptly complete, sign and send to your broker in the envelope enclosed with this proxy statement the voting instruction form which is also enclosed.

    You may also vote by proxy through the Internet at www.voteproxy.com (by following the on-screen instructions) or by telephone by calling toll-free 1-800-PROXIES from any touch-tone telephone and following the instructions. You should have your proxy card(s) available when you access the web page or call. You may also wish to check the voting form used by the firm that holds your shares to see if it offers telephone or Internet voting.

Changing Your Vote or Revoking Your Proxy

    You may change your vote or revoke your proxy at any time before the proxy is exercised. If you submitted your proxy card(s) by mail, you must (i) file with the Secretary of the Company or other designee of the Company, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy you previously submitted or (ii) duly execute a later dated proxy relating to the same shares and deliver it to the Secretary of the Company or other designee before the taking of the vote at the annual meeting. If you voted by proxy electronically through the Internet or by telephone as described above, you may simply vote again at a later date using the same procedures, in which case the later submitted proxy will be recorded and the earlier vote revoked. Attendance at the annual meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or you vote by written ballot at the annual meeting.  If you hold your shares through a broker, bank or other nominee in "street name," you will need to contact them or follow the instructions in the voting instruction form used by the firm that holds your shares to revoke your proxy.

Voting in Person

    If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your nominee and bring to the annual meeting a "legal proxy" authorizing you to vote your "street name" shares held as of the record date.

Proxy Solicitation and Expenses

    All expenses of this solicitation will be borne by the Company, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms, banks and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of the Company's stock. The Company has retained American Stock Transfer and Trust Company to assist in the solicitation of proxies. They will be paid an aggregate fee of $1,250 and will be reimbursed for their out-of-pocket expenses. In addition to solicitation by mail, certain directors, officers and regular employees of the Company, who will not receive additional compensation for solicitation, and representatives of American Stock Transfer & Trust Company, may solicit Proxies by telephone, overnight delivery service, facsimile or otherwise.

Delivery Of Proxy Materials and Annual Report To Households

    Applicable rules of the Securities and Exchange Commission permit companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is known as "householding." Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only a single copy of the Company's 2006 Annual Report and this proxy statement. If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

    Beneficial owners who reside at a shared address at which a single copy of the Company's 2006 Annual Report and this proxy statement is delivered may obtain a separate copy of the Company's 2006 Annual Report and/or this proxy statement without charge by sending a written request to Rock of Ages Corporation, 369 North State Street, Concord, New Hampshire 03301, Attention:  Investor Relations, or by calling the Company at (800) 884-7936. The Company will promptly deliver a copy of its 2006 Annual Report and/or this proxy statement upon request.

    Not all brokers, banks or other intermediaries offer beneficial owners the opportunity to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, banker or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

PROPOSAL NO. 1

 ELECTION OF DIRECTORS

General

    In accordance with our amended and restated certificate of incorporation, the members of the board of directors are divided into three classes, designated Class I, Class II and Class III, respectively, and are elected for a term of office expiring at the third succeeding annual stockholders' meeting following their election and until their successors are duly elected and qualified. Our amended and restated certificate of incorporation also provides that the number of directors shall be fixed from time to time by a majority of the board of directors and that each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board. Currently, the total number of directorships has been fixed at seven members, allocated among the three classes as follows: three directors in Class I; two directors in Class II and two directors in Class III. There are currently serving two directors in Class I with one vacancy; two directors in Class II; and two directors in Class III. The term of office of the Class I directors expires at the annual meeting. The Class II and Class III directors are serving terms that expire at the annual meeting of stockholders in 2008 and 2009, respectively.

    James L. Fox and Charles M. Waite, the two Class I directors whose terms are expiring at the annual meeting, were recommended by our Corporate Governance and Nominating Committee, and nominated by the board of directors for election at the annual meeting for a three-year term of office expiring at the annual meeting of stockholders in 2010 and until their successors are duly elected and qualified. Mr. Fox and Mr. Waite abstained from each of these votes.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTORS. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES AS CLASS I DIRECTORS.

    Stockholders may not cumulate their votes in the election of directors. Stockholders entitled to vote for the election of directors may withhold authority to vote for either or both of the nominees for directors. If either nominee becomes unavailable for any reason, then the shares represented by a duly executed and timely returned proxy will be voted FOR the other listed nominee and for such other nominee as may be designated by the board of directors as replacement for the nominee who became unavailable. Discretionary authority to do so is included in the proxies. Each person nominated for election has agreed to serve if elected, and the board of directors has no reason to believe that either nominee will be unavailable to serve.

    The following table sets forth the names, ages and, if applicable, position with the Company, of the persons who have been nominated for election as Class I directors at the annual meeting and the other current directors of the Company. Both of the nominees for election as Class I directors are incumbent directors.

NAME	AGE	TITLE

Nominees for Class I Directors (For Term Expiring at 2010 Annual Meeting)

James L. Fox (2)	55	Director

Charles M. Waite (2)	74	Director

Continuing Class II Directors

(Term Expires at 2008 Annual Meeting)

Pamela G. Sheiffer (1)	60	Director

Frederick E. Webster Jr. (2)	69	Director

Continuing Class III Directors (For Term Expiring at 2009 Annual Meeting)

Richard C. Kimball	66	Vice Chairman and Director

Kurt M. Swenson	62	Chairman of the Board, President and Chief Executive Officer

(1)	Member of the Corporate Governance and Nominating Committee and the Compensation Committee.

(2)	Member of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee.

    Certain additional information concerning the directors and nominees for director is set forth below. Other than Swenson Granite Company LLC ("Swenson LLC"), which could be considered an affiliate of the Company, none of the corporations or organizations referred to below with which a director or nominee for director has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

Directors

    James L. Fox, age 55, has been a director of the Company since October 1997. Since January 2007, he has been President and Chief Executive Officer, and from October 2005 to December 2006, he was Executive Vice President and Chief Operating Officer of FundQuest, Inc., a global provider of turnkey, open architecture wealth management programs and services for financial institutions and advisors. From September 2003 to October 2005, he was Executive Vice President and Chief Financial Officer of The BISYS Group, Inc. He was President of Fund Services Division of The BISYS Group, Inc. from April 2003 to September 2003. From August 2001 to April 2003, he was President and Chief Executive Officer of govOne Solutions, L.P., an electronic government payment service. From June 2000 to August 2001, he was Vice President-Corporate Development and Chief Financial Officer of Gomez, Inc., a research and consulting firm specializing in Internet quality measurement. Prior to joining Gomez, Mr. Fox had been Vice Chairman of PFPC Inc., a division of the PNC Financial Services Group, Inc. from December 1999 to June 2000. Before joining PFPC, Inc., Mr. Fox had an eleven year career with the Investor Services Group of First Data Corporation, a provider of processing and mutual fund and retirement services for mutual fund complexes, banks, insurance companies and advisory firms, including serving as President and Chief Executive Officer (1999) and Chief Operating Officer (1997-1999). Mr. Fox's current term as a director of the Company will expire at the Company's 2007 Annual Meeting.

     Richard C. Kimball, age 66, has been a director of the Company since 1986, and Vice Chairman since 1993. From 1993 to January 2001, he was Vice Chairman and Chief Operating Officer/Memorials Division of the Company and from January 2001 to December 2004, he was Chief Strategic and Marketing Officer. Prior to joining the Company, Mr. Kimball served as a director, principal and President of The Bigelow Company, Inc., a strategic planning and investment banking firm from 1972 until 1993. Mr. Kimball retired as an employee of the Company on December 31, 2004. His current term as a director will expire at the Company's 2009 Annual Meeting.

    Pamela G. Sheiffer, age 60, has been a director of the Company since June 2004. Since 1997, she has been President of P. Joyce Associates, Inc., a consulting firm specializing in retail, manufacturing, licensing and providing services to investment firms. From 1995 to 1997, she was CEO of The Design and Source Company, a manufacturer and marketer of ladies apparel. From 1988 to 1995, she was Vice President of Merchandising and Marketing for the Retail Apparel Group, Inc. d/b/a Dots, a retailer of women's clothing with over 250 stores nationwide. Prior to that, Ms. Sheiffer held various senior management positions in retail and manufacturing, including Senior Vice President of May Department Stores. She is currently Vice Chairman and Chair of the Development Committee of Learning Lenders, New York City's largest educational nonprofit with over 14,000 volunteers in New York City schools. She was a member of the board of directors of Dan River Mills, Inc., a manufacturer and marketer of textile products for home fashions and apparel fabrics, from February 2005 to February 2006, and has been a director of New York & Company (NYSE: NWY), a specialty retailer of fashion oriented, moderately priced women's apparel, since August 2006. Ms. Sheiffer's current term as a director will expire at the Company's 2008 Annual Meeting.

    Kurt M. Swenson, age 62,has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since 1984. Prior to the Company's initial public offering in 1997, Mr. Swenson had been the Chief Executive Officer and a director of Swenson Granite Company, Inc. since 1974. Mr. Swenson currently serves as non-officer Chairman of the Board of Swenson Granite Company, LLC, a Delaware limited liability company engaged in the granite curb and landscaping business. Swenson Granite Company, LLC may be deemed an affiliate of the Company. He is also a director of the American Monument Association, the National Building Granite Quarries Association and Polycor, Inc. Mr. Swenson's current term as a director will expire at the Company's 2009 Annual Meeting.

    Charles M. Waite, age 74, has been a director of the Company since 1985. Since 1989, Mr. Waite has been managing partner of Chowning Partners, a financial consulting firm that provides consulting services to New England companies. Mr. Waite's current term as a director will expire at the Company's 2007 Annual Meeting.

    Frederick E. Webster Jr., Ph.D., age 69, has been a director of the Company since October 1997. He was a Professor of Management at the Amos Tuck School of Business Administration of Dartmouth College from 1965 until 2002, and is now the Charles Henry Jones Professor of Management Emeritus. He is also a management consultant and lecturer, and is the Jon Underwood Distinguished Research Fellow in Marketing at the Eller College of Management, University of Arizona. Mr. Webster's current term as a director will expire at the Company's 2008 Annual Meeting.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    Set forth below is certain information concerning non-director employees who are executive officers of the Company.  Each executive officer serves for a term of one year (and until his or her successor is chosen and qualified) at the discretion of the board. There are no family relationships between any of the Company's directors and executive officers.  Except for Rock of Ages Canada, Inc., none of the corporations or organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

    Nancy Rowden Brock, age 50, has been Senior Vice President/Chief Financial Officer and Treasurer since October 27, 2005. From May 2005 to October 27, 2005 she was Senior Vice President/Finance. From February 2005 to May 2005, she was Director of Finance and Administration of the Vermont Agency of Transportation. She has been an independent business consultant since 2002. From 1998 to 2002, Ms. Brock served as Chief Financial Officer of Green Mountain Power Corporation (NYSE:GMP), an integrated electric utility serving 87,000 customers throughout Vermont. She served as Chief Financial Officer of Suss Advanced Lithography, a start up company conducting research and development on emerging technologies for semiconductor manufacturing during 1997. From 1987 to 1996, she served as Chief Financial Officer at Chittenden Corporation (NYSE: CHZ), a multi-bank holding company based in Burlington, Vermont.

    Douglas S. Goldsmith, age 37, has been President and Chief Operating Officer of the Quarry Division since January 1, 2006. From October 27, 2005 to December 31, 2005, he was Senior Vice President and General Manager/Quarry Division. From September 2001 to October 27, 2005, Mr. Goldsmith was Chief Financial Officer and Senior Vice President of Finance and Administration and Treasurer. Mr. Goldsmith served as the Chief Information Officer of the Company from 1997 to September 2001. From 1991 to 1997, he held various positions in the engineering department, and was responsible for the integration of the Company's information systems for the manufacturing operations in the U.S. and Canada.

    Donald Labonte, age 45, has been President and Chief Operating Officer/Manufacturing Division since August 2002 and has been President of Rock of Ages Canada, Inc., a wholly owned subsidiary of the Company, since 1999. From January 2002 to July 2002, he was Vice President/Manufacturing. From 1998 to 1999, he was Vice President/General Manager of Rock of Ages Canada, Inc. From 1993 to 1998, Mr. Labonte was Director of Operations of Rock of Ages Canada, Inc. From 1980 to 1993, Mr. Labonte held various positions in the manufacturing plant at Rock of Ages Canada, Inc.

    Michael B. Tule, age 45, has been Senior Vice President, General Counsel and Secretary of the Company since April 2000. From March 1996 to April 2000, he was Vice President, General Counsel and Secretary of WPI Group, Inc., a provider of diagnostic tools for commercial vehicles. Prior to 1996, Mr. Tule was a partner at the Manchester, New Hampshire law firm of McLane, Graf, Raulerson & Middleton, P.A.

    Richard M. Urbach, age 37, has been President and Chief Operating Officer/Memorials Division since May 2006. From September 2004 to May 2006, Mr. Urbach was Regional Vice President/Western Region, with responsibility for managing retail sales and operations. The Western Region comprises the Iowa, Watertown, Wisconsin, Northeast Ohio and Maumee Valley retail hubs. From December 2002 to September 2004, he was Retail Operations Manager of the Ohio region, which included the Company's Northeast Ohio, Southeast Ohio, Maumee Valley, and Pittsburgh operations. From November 2001 to December 2002, he managed sales and operations for the Company's Pittsburgh and Southeast Ohio retail operations. He managed sales and operations at the Company's retail stores in Pittsburgh from November 1999 to November 2001

CORPORATE GOVERNANCE

Director Independence

     The board of directors has determined that each of our directors, other than Mr. Swenson and Mr. Kimball, is independent under the listing standards of The Nasdaq Stock Market LLC. Mr. Swenson serves as our Chief Executive Officer and President and Mr. Kimball has served as a Company consultant or officer during the last three years. Therefore, the board of directors determined that neither Mr. Swenson nor Mr. Kimball is independent under the listing standards of the Nasdaq Stock Market LLC. In making its independence determinations, the board of directors reviewed transactions and relationships, if any, between the director or any member of his or her immediate family and us or one or more of our subsidiaries or affiliates based on information provided by the director, Company records and publicly available information.

Board Meetings and Committees. Annual Meeting Attendance

    The board of directors met nine times and acted by unanimous written consent three times in 2006. Directors are encouraged but not required to attend the annual meeting of the Company's shareholders. All of our directors attended the 2006 Annual Meeting of Stockholders.

    The board of directors currently has three standing committees: the Compensation Committee, the Corporate Governance and Nominating Committee and the Audit Committee. The functions of these committees and the number of meetings held during 2006 are described below.

Compensation Committee

    The Compensation Committee consists of James L. Fox, Charles M. Waite (Chairman), Frederick E. Webster Jr., and Pamela G. Sheiffer. The Compensation Committee has a charter, a current copy of which is available on our website at www.rockofages.com. Such charter does not provide for the delegation by the Compensation Committee of its authority.

    The principal function of the Compensation Committee is to oversee the remuneration arrangements (including benefits) for the executive officers of the Company. The Compensation Committee has also administered and made grants of stock-based awards under the Company's 2005 Stock Plan (the "2005 Plan"). The Compensation Committee met twice as a committee during 2006. The report of the Compensation Committee is included in this proxy statement beginning on page 23.

Corporate Governance and Nominating Committee

    The Corporate Governance and Nominating Committee consists of James L. Fox, Pamela G. Sheiffer, Charles M. Waite and Frederick E. Webster Jr. (Chairman). The Corporate Governance and Nominating Committee has a charter, a current copy of which is available on our website at www.rockofages.com.

    The key functions of the Corporate Governance and Nominating Committee are:  identifying and recommending to the board of directors individuals qualified to serve as directors of the Company and on committees of the board; advising the board with respect to board composition, procedures and committees; developing and recommending to the board a set of corporate governance guidelines applicable to the Company and corporate governance matters generally; and overseeing the evaluation of the board and its committees. The Corporate Governance and Nominating Committee met twice as a committee during 2006.

    Among the qualifications that the Corporate Governance and Nominating Committee will consider in selecting director candidates are experience, skills, expertise, relevant industry background and knowledge, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, material relationships with the Company and independence from management of the Company. While the Corporate Governance and Nominating Committee has not formally adopted any specific, minimum qualifications that it believes must be met by a Committee-recommended nominee, or any specific qualities or skills that it believes are necessary for one or more of the Company's directors to possess, the Committee will require that the nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board's oversight of the business and affairs of the Company, and that the nominee have a record and reputation for honest and ethical conduct in both his or her professional and personal activities.

    The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Committee will take into consideration the needs of the board of directors and the qualifications of the proposed candidate. To have a candidate considered by the Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

  The name and address of the stockholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and
  The name, age, business and residence address of the proposed candidate, the proposed candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by the board of directors.

    In order for a proposed candidate recommended by a stockholder as described above to be considered by the Corporate Governance and Nominating Committee and nominated by the board for election at an annual meeting of stockholders, the stockholder recommendation and information described above must be sent by certified or registered mail, return receipt requested, to the attention of the Secretary at Rock of Ages Corporation, 369 North State Street, Concord, New Hampshire 03301 and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company's preceding annual meeting of stockholders.

    While the Corporate Governance and Nominating Committee has not adopted any formal process for identifying and evaluating potential nominees for director, the identification process includes asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the board; for example, retirement as a senior executive of a company or other organization or exiting government or military service. The Corporate Governance and Nominating Committee also may, from time to time, engage firms that specialize in identifying director candidates, although it has not done so to date. As described above, the Committee will also consider candidates recommended by stockholders.

    Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. If the person expresses a willingness to be considered and to serve on the board, the Committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and will conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee would normally not alter its evaluation process based on whether or not a candidate is recommended by a stockholder, although, as stated above, the board of directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Audit Committee

    The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are James L. Fox (Chairman), Charles M. Waite and Frederick E. Webster Jr. The board of directors has determined that James L. Fox is an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act, and is independent under Rule 10A-3(b)(1) under the Exchange Act and as independence is defined for audit committee members in the listing standards of The NASDAQ Stock Market LLC. The Audit Committee has a charter, a current copy of which is available on our website at www.rockofages.com.

    The principal function of the Audit Committee is to endeavor to assure the integrity and adequacy of financial statements issued by the Company. The Audit Committee met 10 times and acted by unanimous consent 3 times during 2006. The report of the Audit Committee in respect of fiscal year 2006 is included in this proxy statement at page 36.

Stockholder Communication With The Board Of Directors

    The board of directors has established a process to receive communications from stockholders by mail. Stockholders who wish to communicate with the board of directors or a particular director or group of directors may send a letter to the Secretary of the Company at 369 North State Street, Concord, New Hampshire 03301. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors or members of a board committee by either name or title.

    All communications received as set forth in the preceding paragraph will be forwarded to and opened by the Legal Department for the sole purpose of determining whether the contents contain a message or other communication to one or more of our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any individual director or group or committee of directors, the Legal Department will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

NON-EMPLOYEE DIRECTOR COMPENSATION

    During the first and second quarters of the 2006 fiscal year, directors who were not also officers of the Company were paid annual directors' retainers at the rate of $20,000. In July 2006, upon the recommendation of the Compensation Committee, the Board of Directors voted to increase the annual outside directors' retainer to $30,000, with the increase taking effect in the third and fourth quarters of 2006. The Board approved the increase to reflect the increased workload resulting from the numerous corporate governance initiatives and requirements applicable to the Company and all publicly traded companies. Audit Committee members were paid an additional annual retainer fee of $2,000 and members of other committees were paid additional annual retainers of $1,000. The committee retainers were unchanged for 2006. The outside director's retainers and committee retainers are paid quarterly.

    For the 2007 fiscal year, directors who are not also officers of the Company are paid annual directors' retainers of $30,000. Audit Committee members are paid an additional annual retainer fee of $2,000 and members of other committees are paid additional annual retainers of $1,000 for each committee. Directors are also eligible for grants under the 2005 Stock Plan. We reimburse our non-employee directors for travel and lodging expenses that they incur in connection with their attendance of directors' meetings and meetings of shareholders of the Company.

Actual Fiscal 2006 Non-Employee Director Compensation

The following table shows the compensation paid to our non-employee directors for the 2006 fiscal year:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Stock Incentive Plan Compen-sation($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compen-sation ($)	Total ($)
James L. Fox	28,500	-	-	-	-	-	28,500
Richard C. Kimball (1)	25,000	-	-	-	-	-	25,000
Pamela G. Sheiffer	27,000	-	-	-	-	-	27,000
Charles M. Waite	28,500	-	-	-	-	-	28,500
Frederick E. Webster, Jr.	28,500	-	-	-	-	-	28,500

(1)	In addition to the amounts shown above, Mr. Kimball was paid a consulting fee of $60,000 during fiscal 2006 for providing consulting services on certain strategic initiatives of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of April 27, 2007 certain information with respect to the beneficial ownership of the Common Stock by (i) each director, (ii) each Named Executive Officer (as defined below), (iii) each beneficial owner of more than 5% of either class of the outstanding Common Stock known to the Company, and (iv) all directors and executive officers of the Company as a group. This information is based upon information received from or on behalf of the individuals or entities named below, except as otherwise noted. The Class B Common Stock is convertible on a share‑for‑share basis into Class A Common Stock. The Class B Common Stock is entitled to ten votes per share and the Class A Common Stock is entitled to one vote per share. Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes below, the Company believes, based on the information furnished or otherwise available to it, that the person and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The calculation of beneficial ownership is based upon 4,660,800 shares of Class A Common Stock and 2,738,596 shares of Class B Common Stock outstanding as of April 27, 2007.

    In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of such person, shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 27, 2007 were deemed to be outstanding, and shares of Class B Common Stock owned by such person were deemed to be converted into Class A Common Stock.  Such shares were not deemed to be outstanding, however, for the purpose of computing the percentage ownership of any other person.

	SHARES OF CLASS B COMMON STOCK BENEFICIALLY OWNED		SHARES OF CLASS A COMMON STOCK BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER (1)	NUMBER	PERCENT OF CLASS	NUMBER (2)	PERCENT OF CLASS (2)

Dimensional Fund Advisors, Inc (3) 1299 Ocean Avenue Santa Monica, CA 90401	—	—	282,244	6.0%

Lord Abbett & Co., LLC (4) 90 Hudson Street Jersey City, NJ 07302	—	—	240,900	5.1%

Estate of Douglas M. Schair (5)**	—	—	570,303	12.2%
Kurt M. Swenson (6) **	1,005,000	36.7%	1,135,000	20.0%
Kevin C. Swenson (7) Willougby Colby Rd. Warner, NH 03278	1,023,489	37.4%	1,023,489	18.0%
Robert L. Pope 46 Grand View Farm Rd. Barre, VT 05641-8335	144,875	5.3%	160,875	3.3%
Richard C. Kimball **	29,126	1.1%	113,426	2.4%
Charles M. Waite (8)**	29,126	1.1%	51,000	1.0%
James L. Fox (9) **	—	—	7,000	*
Frederick E. Webster Jr. **	—	—	5,000	*
Donald Labonte (10) **	—	—	15,000	*
Pamela G. Sheiffer**	—	—	2,500	*
All directors and executive officers as a group (10 persons)	1,063,252	38.8%	1,391,426	24.3%

*    Named Executive Officer and/or Director

*    Less than 1%

(1)	The business address of each director and executive officer of the Company is c/o Rock of Ages Corporation, 772 Graniteville Road, Graniteville, Vermont 05654.

(2)

For each beneficial owner (and directors and executive officers as a group), (i) the number of shares of Class A Common Stock listed includes (or is comprised solely of) a number of shares equal to the number of shares of Class B Common Stock, if any, listed as beneficially owned by such beneficial owner(s) and (ii) the percentage of Class A Common Stock listed assumes the conversion on March 20, 2006 of all shares of Class B Common Stock, if any, listed as beneficially owned by such beneficial owner(s) into Class A Common Stock and also that no other shares of Class B Common Stock beneficially owned by others are so converted.

(3)

According to a Schedule 13G dated February 1, 2007, Dimensional Fund Advisors, Inc., in its capacity as an investment advisor or manager, may be deemed to be the beneficial owner of the listed shares that are held of record by certain investment companies, trusts or other accounts it advises or manages.

(4)

According to a Schedule 13G dated February 12, 2007, Lord Abbett & Co., LLC , in its capacity as an investment advisor or manager, may be deemed to be the beneficial owner of the listed shares that are held of record by certain investment companies, trusts or other accounts its advises or manages.

(5)

Douglas M. Schair, a former director of the Company, died January 26, 2005. Includes 18,800 shares of Class A Common Stock held by a trust of which Mr. Schair was co-trustee until his death. Mr. Schair disclaimed beneficial ownership of such shares. Does not include 15,018 shares held by trusts with an independent trustee for the benefit of Mr. Schair's adult children.

(6)

Kurt M. Swenson is the brother of Kevin C. Swenson. Includes 1,005,000 shares of Class B Common Stock and 130,000 shares of Class A Common Stock held by the Kurt M. Swenson Revocable Trust of 2000. Kurt M. Swenson, as the sole trustee of the Kurt M. Swenson Revocable Trust of 2000, beneficially owns such shares.

(7)	Kevin C. Swenson is the brother of Kurt M. Swenson.

(8)	Includes 6,000 shares of Class A Common Stock subject to currently exercisable options.

(9)	Includes 6,000 shares of Class A Common Stock subject to currently exercisable options.

(10)	All 15,000 shares of Class A Common Stock are subject to currently exercisable options.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and beneficial owners of more than 10% of our Common Stock to file with the Securities and Exchange Commission reports of initial beneficial ownership and changes in beneficial ownership of our Common Stock. Based solely upon a review of reports filed during or in respect of the fiscal year ended December 31, 2006  pursuant to Section 16(a) of the Exchange Act, and/or written representations by our directors and such officers, if applicable, the Company is not aware of any such reporting person who or which has not filed on a timely basis such reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

    The following overview relates to the Company's overall philosophy and practices with respect to compensation of both rank and file employees and our executive officers, including our Named Executive Officers (as described on page 32).

Fairness and Equity

    The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") is primarily responsible for reviewing, approving, and overseeing the Company's compensation plans and practices, and works with management to establish the Company's executive compensation philosophy and programs. The general philosophy of compensation at the Company has been and remains fairness and equity among all employees based on responsibilities and on prevailing wage and salary rates for similar companies in the granite industry and other industries in Northern New England where the quarrying and manufacturing operations of the Company are primarily located. In general terms, the salaries of executive officers are determined with regard to those of officers of other companies prevailing in the marketplace and tested against the average salary of the Company's unionized workers in Vermont. For example, in 2006, the average compensation for these union employees was $40,000 per year meaning the total salary (including deferred salary) of the Company's Chief Executive Officer, Kurt Swenson, in 2006 was 11 times the average wage paid to the Company's union employees and his actual cash compensation received (excluding deferred salary) was just under 9 times the average wage paid to union employees. This is in keeping with the Company's general philosophy to keep the salary of the executive officers within reasonable multiples of the average union worker's salary.

Pay for Performance

 The Company believes that incentive compensation and bonuses should reward performance and the Company has various programs which provide incentive compensation opportunities to all employees. The Company has a productivity incentive bonus in its quarry union contracts in Vermont based on exceeding certain production per man hour targets and its manufacturing employees receive incentive bonuses based on achieving targeted gross profit percentages at the divisional levels. Unionized manufacturing employees may receive discretionary bonuses. In 2006 all non-officer U.S. employees in the Manufacturing Division were paid incentive bonuses. Compensation of the Company's retail sales employees is based on achieving targeted levels of revenue. Certain retail sales employees have sales or earnings performance incentive opportunities based on results at the store level or hub level. Retail employees may also receive discretionary bonuses for superior performance. Various retail employees received incentive compensation in 2006 under these arrangements. The Company has an annual incentive plan for its management and corporate officers (including the executive officers) which is described below under the caption "Components of Executive Compensation - 2006 Annual Incentive Plan."

Benefits and Other Compensation

    The Company's Manufacturing Division and Quarry Division employees (including union employees) and the executive officers have access to the same health care program and the executive officers pay the same employee share as all other non-union Manufacturing Division and Quarry Division employees. Retail Division employees are covered under a different health care plan which provides similar benefits. The benefits for rank and file employees and the Company's executive officers are comparable with the exception of the fact that officers are provided Company cars or car allowances, with the cars being available for personal use whereas the rank and file employees do not have personal use of company vehicles. The personal use of Company vehicles by officers is included as additional compensation to the officers and taxed accordingly. Perquisites and other compensation for executive officers are discussed in greater detail below under the caption "Components of Executive Compensation - Other Information".

Retirement Benefits

     The Company also provides retirement plans and benefits to its rank and file employees, including 401(k) defined contribution plans and, in the case of its Quarry Division, Manufacturing Division, and corporate employees in the United States, a defined benefit pension plan. Retail Division employees are not covered by the defined benefit plan but are provided an enhanced 401(k) defined contribution plan with higher employer matching payments. These plans are intended to reward employee loyalty and provide a way for employees to plan for and fund their retirement. The Company's Chief Executive Officer also participates in supplemental retirement benefit plans which are intended in part to offset the impact of certain legal limitations on the Chief Executive Officer's ability to fully participate in the Company's retirement plans. Retirement benefits for executive officers are discussed in greater detail under the caption "Components of Executive Compensation - Retirement Benefits" below.

Compensation Committee Practices

     Both management and Compensation Committee members strive to be informed regarding general compensation practices and trends, and each Compensation Committee member has extensive business experience, including experience with compensation matters. The Compensation Committee does not utilize independent compensation consultants to evaluate the Company's executive compensation programs and pay practices. Although many compensation decisions are made in the first quarter of the fiscal year, the compensation planning process neither begins nor ends with any particular Compensation Committee meeting. Compensation decisions are intended to promote the Company's fundamental business objectives and strategy, and accordingly, evaluation of management performance and consideration of compensation programs and practices are continuous processes.

     As is the case with most companies of our size, wage and salary matters for all employees other than officers of the Company are the primary responsibility of the Chief Executive Officer subject only to Board review of budgets and percentage wage and salary increases for the Company as a whole. The Chief Executive Officer largely delegates responsibility for actual wage and salary decisions for employees below the officer level to the executive officers to whom those employees report, subject only to final review and approval by the Chief Executive Officer of salary levels from time to time. The wages and benefits for union employees are negotiated by the Executive Officers of the quarry or manufacturing divisions subject only to final approval of the Chief Executive Officer. With respect to officer compensation, it is the long-term practice of the Compensation Committee to request the Chief Executive Officer to provide salary and bonus recommendations for all officers other than himself each year. The Compensation Committee has the absolute right to increase, decrease or reject all recommendations of the Chief Executive Officer on salaries for officers. The Chief Executive Officer works with the Compensation Committee in establishing the agenda for committee meetings, and, with the assistance of other management members, prepares meeting information for each Compensation Committee meeting as required or requested. The Chief Executive Officer also participates in at least a portion of most Compensation Committee meetings at the Compensation Committee's request to provide background information on the Company's business and strategic objectives, his evaluation of the performance of the senior officers, and such other information as the Compensation Committee may request.

Components of Executive Compensation

    The Company's executive compensation program consists of four key components: base salary, annual bonus awards, equity-based incentives in the form of stock options, and retirement benefits.

Base Salary

    The Compensation Committee reviews annually the Chief Executive Officer's base salary and the Chief Executive Officer's recommendations with regard to the base salaries of the Company's officers. When reviewing salaries, the Compensation Committee considers individual and corporate performance in the prior year, levels of responsibility, the importance of the individual to the attainment of the Company's business objectives, prior experience, breadth of knowledge, and competitive pay practices. As noted above, in the case of the executive officers, the Compensation Committee also considers the average salary of its unionized employees and attempts to keep executive officers' salaries within reasonable multiples of the average unionized worker salary. In 2006, the Compensation Committee, at the Chief Executive Officer's recommendation, did not increase the rate of base salary paid to our executive officers from the rate in effect in 2005, which in the case of the CEO included a voluntary reduction of 10% of that portion of his salary paid in cash which the Compensation Committee had approved at the CEO's request in November of 2005. The decision not to increase salaries in 2006 was based on a determination that while the executive officer team took steps to implement the Company's strategic plan, they did not attain the business objectives of the Company as a whole. In particular, the Compensation Committee took note of the fact that the Retail Division suffered a significant loss in 2005, Quarry Division results for 2005 were well below historic results due primarily to reduced sales into China, and Manufacturing Division results for 2005 were essentially flat from the prior year. When a change was made in the leadership of the retail group in May of 2006, Richard M. Urbach was promoted to President of the Retail Division and as such became an executive officer and the Compensation Committee voted to raise his salary to $160,000 to reflect his new responsibilities. In December 2006, the Compensation Committee again decided that it would not increase executive officer salaries in 2007.

2006 Annual Incentive Plan

    The Company's business objectives are reflected in specific goals, both corporate and divisional, that are applicable to the Company's executive officers and the non-executive officers and managers of each division. The Company established the 2006 Annual Incentive Plan (the "Incentive Plan") to reward participants for their contributions to the achievement of corporate and divisional goals. Participants in the Incentive Plan include the Chief Executive Officer, the President and Chief Operating Officer—Quarry Division" (the "Quarry COO"), the President and Chief Operating Officer—North American Manufacturing (the "Manufacturing COO"), the President and Chief Operating Officer—Retail Division (the "Retail COO"), the Senior Vice President/CFO, the Senior Vice President/General Counsel and the non-executive officers, managers and employees of each of the Company's operating divisions.

     In February 2006, the Compensation Committee approved the Incentive Plan, which set the corporate and divisional performance measures for each participating officer, as well as the target award values, which are a percentage of base salary. Performance under the Incentive Plan is measured by the achievement of certain levels of earnings before interest and taxes ("EBIT"), net of incentive payments. In the case of executive officers responsible for an operating division, EBIT targets are set at both the corporate and divisional levels. Non—executive officers' and managers' EBIT targets in each of the operating divisions are set based on their areas of responsibility. Executive and non-executive officers and managers of the corporate group, including Ms. Brock, Mr. Swenson and Mr. Tule, are set at the corporate level only based on income before taxes. The Compensation Committee believes these corporate and divisional goals will drive the future success of the Company's business and thus enhance shareholder value. Incentive Plan awards are cash payments; there is no equity component in the Incentive Plan.

The target award values for 2006 for each executive officer under the Incentive Plan as a percentage of base salary are shown in the table below:

	Target Award Values (% of Base Salary)
	Threshold	Target	Maximum
Kurt M. Swenson, Chairman/Chief Executive Officer	0%	25%	50%
Nancy Rowden Brock, Senior Vice President/Chief Financial Officer	10%	25%	50%
Donald Labonte, President—North American Manufacturing	10%	25%	50%
Douglas S. Goldsmith, President—Quarry Division	10%	25%	50%
Richard M. Urbach, President—Retail Division	10%	25%	50%

Discretionary Bonuses

    The Compensation Committee may also pay discretionary bonuses to officers if, in the Compensation Committee's sole discretion, a participant has achieved corporate, divisional or personal goals worthy of reward.

    In February 2007, the Compensation Committee reviewed the performance of the executive officers and the financial results of the Company for 2006. No incentive payments were paid under the Incentive Plan to any executive officer because the threshold targets at both the divisional and corporate levels were not achieved. The Compensation Committee voted to pay the Manufacturing COO a discretionary bonus of $25,000 on the recommendation of the Chief Executive Officer in recognition of the significant improvement in divisional results from 2005 and the fact he did not qualify for the bonus primarily as a result of the fact that the accrual of bonuses earned under the plan by all other manufacturing employees caused the Manufacturing results to fall below the required EBIT threshold for the Manufacturing COO. The Compensation Committee also voted to pay a discretionary bonus of $25,000 to the Retail COO on the recommendation of the Chief Executive Officer, in recognition of his efforts to stop the significant losses incurred by the Retail Division during the first half of 2006 and in recognition of the very important improvement in the results of the Retail Division in the second half of 2006 to a profit of about $1.1 million as compared to a loss of about $2.5 million in the second half of 2005.

Stock Options

    It is part of the Company's compensation philosophy to provide equity based incentives for executive officers and other employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees. The Company's Stock Plan was established to provide certain Company employees with an opportunity to share, along with the Company's stockholders, in the long term performance of the Company. Stock options only have a realizable value to the employee if the market price of the Company's shares appreciates in value from the date the stock options are granted. Historically, the Company has granted stock options which vest based upon continued employment with the Company, typically over a three to five year period. All options are granted with maximum terms that expire ten years after the date of grant (or earlier upon a termination of the option holder's employment).

    On October 27, 2005, the Compensation Committee voted to accelerate the vesting of certain unvested and "out of the money" stock options previously awarded to employees, officers and directors that had exercise prices in excess of $5.29, the closing price of the Company's Class A Common Stock on October 27, 2005, the effective date of the acceleration. Options to purchase 333,600 shares became exercisable immediately. These represent all of the total outstanding unvested option shares and approximately 60% of the total outstanding option shares. The weighted average exercise price of the accelerated options at the time of acceleration was $6.61 per share. In addition, in order to prevent unintended personal benefits to officers and directors, restrictions were imposed on any shares received through the exercise of accelerated options held by those individuals. Those restrictions prevent the sale of the shares received from the exercise of an accelerated option prior to the original vesting date of the options. The primary purpose of accelerating the vesting of these options was to reduce the Company's future reported compensation expense upon the adoption of Statement of Financial Accounting Standards (SFAS) No. 123, "Share Based Payment" in the first quarter of 2006 with respect to the affected options.

    The Compensation Committee reviews annually the vesting status and number of options held by the Company's executive officers to determine if additional grants are appropriate to maintain long-term incentives. This review typically takes place in February, but may take place at any time during the year. In addition, options are typically granted to certain individuals (primarily officer and executive officer level) when they begin employment with the Company. In 2006, the Compensation Committee met in February and determined that option grants would not be appropriate for the Company's directors, executive officers or any other management employee at that time. The Compensation Committee presently does not anticipate making significant option grants in the future, primarily because of the unfavorable impact such options may have on the Company's future reported compensation expense. Nevertheless, the Compensation Committee may continue making such grants in circumstances where an equity incentive will provide proper long-term motivation to an employee to respond to business challenges and opportunities.

    The specifics of option holdings among our Named Executive Officers are shown at page 48 of this report.

Retirement Benefits

Defined Benefit Pension Plan

    In order to attract and retain talented people, the Company provides retirement benefits to its executive officers and all other eligible employees. The Company maintains a qualified defined benefit pension plan (the "DB Plan") for employees of Rock of Ages Corporation and has entered into nonqualified salary continuation agreements with certain officers of the Company, including the Chief Executive Officer. The DB Plan is noncontributory and provides benefits based upon a formula calculated by reference to length of service and final average earnings. As of December 31, 2006, the Pension Plan provides an annual life annuity at age 65 equal to 1.8% per year of a participant's highest consecutive five year average compensation (excluding bonus) during the last ten years of employment" ("Final Average Compensation"), plus 0.4% per year of a participant's Final Average Compensation in excess of social security covered compensation times the years of service, up to a maximum of 30 years. Participants who have attained the age of 55 and who have at least 10 years of service may elect to receive early retirement benefits under the DB Plan. In the case of early retirement, the amount of the monthly pension benefit will be equal to the monthly accrued pension benefit, determined as of the early retirement date, reduced actuarially for each month that the early retirement date precedes the normal retirement date. Additional information concerning the participation of executive officers in the DB Plan is shown at page 48 of this report.

Salary Continuation Agreements

    In addition to the DB Plan, the Company's salary continuation agreement" ("SC Agreements") provide for supplemental pension benefits to certain officers of the Company. The Chief Executive Officer is the only named executive officer who is covered by an SC Agreement. One other non-executive officer also has an SC Agreement with the Company which was negotiated as part of the purchase of the non-executive officer's business by the Company in 1996. The SC Agreements provide a 100% joint and survivor annuity at age 65 equal to a percentage, ranging from 0.6% to 1.1% of a participant's highest annual base compensation times full years of service. A participant may elect, with the approval of the Board of Directors, early retirement and receive benefits under the SC Agreement without reduction as long as the participant has attained the age of 55. At the time they were entered into, the SC Agreements were intended to offset the impact of certain legal limitations on the Chief Executive Officer's ability to fully participate in the Company's retirement plans. Limits imposed by the Federal government on taxable social security earnings and the resulting social security benefits, as well as limits placed by the Federal Government on compensation eligible for qualified pension purposes have the effect of decreasing the amount of retirement income replacement for highly compensated individuals under the qualified plans. For example, in 2006, the approximate retirement income replacement for the Company's union employees at age 65, including social security and the union pension plan funded by the Company's contributions, is an average of approximately 80% of salary for those with similar years of service as the Chief Executive Officer. By contrast, the Chief Executive Officer's expected retirement benefits payable at age 65 under the DB Plan and under social security represent approximately 28% of current salary (includes in all cases the $100,000 of salary currently deferred by the Chief Executive Officer under the Deferred Salary Plan (the "DS Plan") described below). The Chief Executive Officer's expected salary continuation benefits would increase his total retirement payments to approximately 55% of his current salary.

    With the possible exception of the Manufacturing COO, who is a Canadian citizen and thus not eligible to participate in the DB Plan or other US based plans, the Compensation Committee has no plans to enter into any other SC Agreements at this time because, as a result of recent increases in the salary caps relating to the qualifying salary amount for pension purposes in the US and the current salary levels and years to retirement of the executive officers, it believes that the retirement benefits offered under the DB Plan and other plans which are generally available to all eligible employees of the Company are adequate at this time. In the case of the Manufacturing COO, as a Canadian citizen resident in Canada and paid by the Company's Canadian subsidiary, there is a shortfall in available qualified retirement benefits as compared to those available to the executive officers resident in the United States. The Committee will be exploring and may address this issue in 2007.

Deferred Salary Plan

    The Company also has a deferred salary plan (the "DS Plan") for certain management and highly compensated employees. Participation in the DS Plan is limited to those employees designated by the Board of Directors in its sole discretion, and who satisfy the following criteria: (1) the employee has attained the age of 55; (2) the employee is an executive officer; (3) the employee has completed a minimum of ten years of continuous service with the Company; and (5) the employee's annual base salary, fringe benefits and other non-cash compensation exceeds $200,000 (subject to adjustment each year to reflect the average percentage change in the base salaries of all officers of the Company). The Chief Executive Officer is the only executive officer who is currently an eligible participant in the DS Plan. Two former executive officers who retired in 2004 and 2005, respectively, are currently being paid benefits under the DS Plan.

    Participants may make an irrevocable election to defer up to $100,000 annually under the DS Plan. Any amounts deferred are reflected in deferred salary accounts created by the Company. Interest at the rate of 12% per annum is credited on a monthly basis to each Participant's deferred salary account. The aggregate account balances remain part of the general unrestricted assets of the Company. Participants do not have any right or claim to any specific assets of the Company, but only a claim against the Company as a general, unsecured creditor to the extent of the undistributed portion of their deferred salary account. Benefits under the DS Plan are paid upon the retirement, death or disability of the participant or other termination of participation, subject to certain procedures relating to distribution. Each year prior to making a deferral participants must elect the method of distribution that will apply to that deferral upon retirement under the DS Plan. Participants have three distribution options: (i) Interest only on the undistributed account balance at 12% per annum, payable monthly, quarterly or annually for the life of the participant or his/her spouse, with distribution of the remaining account balance payable upon the death of the participant or his/her spouse, whichever is later; (ii) as provided in (i) above, but subject to a term certain of not less than 10 nor more than 20 years with respect to the payment of interest only; or (iii) level payment amortization of the participant's account balance as of the commencement of payments, plus interest on the undistributed account balance at 12% per annum, over any of the time periods available under (i) or (ii) above.

    In 2002, the Chief Executive Officer recommended to the Compensation Committee that he be awarded no additional stock options as a result of his significant ownership interest in Company so as to conserve available options for other employees and requested the Compensation Committee further explore the issues relating to his retirement benefits. As a result, the Compensation Committee has not awarded any stock options to the Chief Executive Officer since then and he has no stock options outstanding of any kind. Partially in response to the Chief Executive Officer's request concerning award of stock options, the Compensation Committee thereafter adopted the DS Plan to provide an incentive for senior executives like the Chief Executive Officer to remain in the employ of the Company beyond the eligible retirement age of 55 and thereby provide continuity in management of the Company at the senior level and to further increase the percentage of salary that Executive Officers are able to receive after retirement to bring that percentage into parity with lower paid employees. As of December 31, 2006, if the Chief Executive Officer were to have retired and elected to receive interest annually on his deferred salary account balance under the DS Plan, the interest payments would, if counted as retirement replacement income, raise his total retirement payments from the DB Plan, the Salary Continuation Agreement, the DS Plan and Social Security to approximately 72% of current salary.

Canadian Retirement Plan

The Company has a retirement plan for its Canadian employees, the Retirement Plan for Salaried Employees of Rock of Ages Canada, Inc. (the "Canadian Retirement Plan") which is registered with the Province of Quebec and the Government of Canada. All salaried, non-union employees of Rock of Ages Canada are participants in the Canadian Retirement Plan, including our Manufacturing COO (Mr. Labonte). Pursuant to the Canadian Retirement Plan, Rock of Ages Canada contributes 8% of a participant's monthly compensation each month to each participant's account. The investments in the account are self-directed by each participant with a range of investment options. Rock of Ages Canada may, in its discretion, make an additional contribution to a participant's account, up to a maximum aggregate amount of 13% of a participant's salary per year (including amounts previously contributed during the year). For 2006, Canadian law allowed a maximum contribution per individual to the Canadian Retirement Plan of $19,000 CDN.

    During 2006, the Company contributed the full $19,000 CDN (approximately 7% of Mr. Labonte's annual salary) allowable under Canadian law to Mr. Labonte's self-directed retirement account under the Canadian Retirement Plan. In 2006, the Company also made a discretionary contribution equal to $15,789 CDN to an unfunded supplemental deferral account for the benefit of Mr. Labonte, which brought the total amount contributed by the Company for retirement benefits for Mr. Labonte to $34,789 CDN or approximately 13% of Mr. Labonte's 2006 salary. The discretionary contribution is intended to supplement the maximum allowable contributions under Canadian law. Such contributions are currently an unfunded liability of Rock of Ages Canada, Inc., do not earn interest and are not at the moment subject to any written deferred compensation or salary continuation plan. The Company is currently working with an outside benefits consultant in Canada as well as a Canadian attorney who are assessing whether the supplemental deferral account will be transferred to an account pursuant to a salary continuation agreement, deferred salary agreement or other appropriate agreement under Canadian law between the Company and Mr. Labonte and it is expected this will be finalized by the consultant and Canadian counsel in the second quarter and presented to the Compensation Committee for action. Because Mr. Labonte is a Canadian citizen and not covered by the DB Plan or any of the Company's other retirement plans, including any defined contribution plans maintained by the Company, the Compensation Committee believes that the contributions to the Canadian Retirement Plan and the supplemental deferral account are appropriate benefits to take the place of the retirement benefits offered to the Company's U.S. based executive officers.

Post-Employment Health Care Policy

    It is the Company's policy to provide post-employment health care coverage to its executive officers and their spouses who retire at age 55 or older. The form and type of benefits to be provided is the coverage that is in effect for active employees from time to time, and the retiree pays his or her portion of the premium for such coverage, as the same may be set from time to time. The Company reserves the right, in its sole discretion, to change or amend such coverage, the retiree's share of the premium and/or such other terms of the coverage as it deems necessary or advisable, or to cease providing such coverage altogether. Coverage is provided to executive officers who retire at age 55 or older and to their spouses until they reach age 65, provided, however, that health care coverage for a spouse terminates when the executive officer reaches (or would have reached) age 68, regardless of whether the spouse has reached age 65. The Compensation Committee believes that post-employment health care is an important incentive to attract and retain top executive talent.

Employment Agreements and Change In Control Arrangements

    The Company has employment agreements, each of which contain change in control and severance provisions, with each of its executive officers, except the Manufacturing COO, who voluntarily elected not to enter into such an agreement with the Company. At the time the agreements were entered into, the Compensation Committee believed that having employment agreements with its executive officers with severance and other protections was an important incentive to attract top executive talent, particularly those who were being recruited from outside the state of Vermont. The Compensation Committee also believed, as a matter of internal equity, that similar employment agreements should be offered to all executive officers, whether they were recruited from outside the Company or were existing employees. The Compensation Committee also determined that having change in control protection in each of the employment agreements with its executive officers was in the best interests of the Company, in order to help assure the continued service and attention of its executive officers in the event of a potential change in control of the Company. The terms of the executive officer employment agreements are described below.

Chief Executive Officer

    The Company has an employment agreement with Mr. Swenson (the "Swenson Employment Agreement") for retention of his services as President and Chief Executive Officer of the Company. The term of the Swenson Employment Agreement commenced on October 24, 1997, the date of consummation of the Company's initial public offering (the "Commencement Date"), and continues until the fifth anniversary thereof, provided on the third and each subsequent anniversary of the Commencement Date such term will automatically be extended for one additional year, unless, not later than ninety days prior to the expiration of the term, the Company or Mr. Swenson gives notice the term will not be extended. The Swenson Employment Agreement has been automatically extended each year since 2002 and will, subject to further automatic extension, expire in October 2009. The Swenson Employment Agreement provides for continued payment of salary and benefits over the remainder of the term if Mr. Swenson's employment is terminated by the Company without Cause (as defined in the Swenson Employment Agreement) or as a result of death or disability or by Mr. Swenson for Good Reason (as defined in the Swenson Employment Agreement). The Swenson Employment Agreement also provides for a lump sum payment to Mr. Swenson equal to the sum of (i) accrued but unpaid salary, and a prorated bonus amount equal to the greater of the largest annual bonus paid to Mr. Swenson during the prior three years and the annual bonus payable in respect of the most recently completed fiscal year (the "Highest Annual Bonus"), through the date of termination and (ii) three times the sum of (A) his then annual salary and (B) Highest Annual Bonus, and for continuation of benefits for three years, if Mr. Swenson's employment is terminated by the Company (other than for Cause, death or disability) during the twelve-month period following, or prior to but in connection with, or by Mr. Swenson during the twelve-month period following, a Change in Control (as defined in the Swenson Employment Agreement). In the event of a termination related to a Change in Control, Mr. Swenson may elect in lieu of the lump sum payment described above, either to receive in a lump sum or over the then remaining term of the Swenson Employment Agreement, an amount equal to the total amount he would have been entitled to receive if his employment had been terminated by the Company without Cause or by Mr. Swenson for Good Reason. If any payment or distribution by the Company to or for the benefit of Mr. Swenson under the Swenson Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 or any interest or penalties are incurred by Mr. Swenson with respect to such excise tax, then Mr. Swenson will generally be entitled to receive an additional payment such that after payment by Mr. Swenson of all taxes, Mr. Swenson retains an amount of the additional payment equal to the excise tax imposed.

Other Executive Officers

    The Company also has employment agreements with the Senior Vice President/Chief Financial Officer, the Retail COO, the Quarry COO and Senior Vice President/General Counsel (collectively, the "Employment Agreements"). In the case of the Senior Vice President/Chief Financial Officer and the Retail COO, the Employment Agreements provide for continued payment of salary over a period of 12 months if employment is terminated by the Company without Cause (as defined in the Employment Agreements) or if the employee terminates the Employment Agreement for Good Reason (as defined in the Employment Agreements). In such event, such Employment Agreements also provide for (i) payment of earned, but unpaid bonus, prorated to the date of termination; and (ii) continuation of health care coverage for a period of 12 months after such a termination of employment. In the case of the Senior Vice President/General Counsel and the Quarry COO, the Employment Agreements provide for continued payment of salary over a period of 9 months if the employee's employment is terminated by the Company without Cause (as defined in the Employment Agreements) or if the employee terminates the Employment Agreement for Good Reason (as defined in the Employment Agreements). In such event, such Employment Agreements also provide for (i) payment of earned, but unpaid bonus, prorated to the date of termination; and (ii) continuation of health care coverage for a period of 12 months after such termination of employment. Each of the Employment Agreements provide for a lump sum payment to the employee (in lieu of salary continuation) equal to one times his or her then current annual base salary if his or her employment is terminated by the Company without Cause within 12 months of a Change in Control (as defined by the applicable Employment Agreement) or if the employee terminates the Employment Agreement for Good Reason within 12 months after a Change in Control. In addition, the employee would receive the payments and/or benefits set forth in (i) and (ii) above in the event of a termination in connection with a Change in Control.

    With the exception of the Swenson Employment Agreement, none of the employment agreements described above provide for a "gross up" if the officer becomes subject to golden parachute excise taxes. The approximate amounts of severance benefits which would be payable under the Swenson Employment Agreement and the Employment Agreements (assuming such benefits were triggered as of the last business day of 2006) are set forth under herein under the caption "Employment Agreements and Change of Control Arrangements."

Policy on Deductibility of Executive Compensation

    Section 162m of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 each on the amount of compensation that may be deducted by a public company in any tax year with respect to the company's chief executive officer and each of its four next highly compensated executive officers. This limit does not apply, however, to performance based compensation, as long as certain conditions are satisfied. Compensation levels for the Company's executive officers have historically been well below $1,000,000, accordingly, the Compensation Committee does not have a general policy on whether to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

Other Information

    With the exception of Mr. Wrabel, who resigned as an executive officer in May 2006, the Company does not provide material perquisites to its executive officers as part of its compensation program. The Company provides automobiles to its officers, who are expected to engage in significant business related travel for the Company. Officers are also allowed personal use of company automobiles; however, in all cases (including the Named Executive Officers) the incremental cost to the Company of such personal use was valued at less than $10,000 per person during 2006, using the annual lease value method set forth in Section 2238 of the Internal Revenue Code of 1986, as amended. As discussed in connection with the Summary Executive Compensation Table on page 44 of this report, Mr. Wrabel received reimbursement for living expenses while he was in the process of relocating to Vermont from Houston, Texas, and reimbursement for relocation expenses, which were negotiated as part of his employment agreement. While the moving and relocation reimbursements were greater than those authorized under the Company's standard relocation policy, the Compensation Committee believed that offering such perquisites to Mr. Wrabel was necessary and appropriate to attract an executive of his skill and experience from Houston, Texas to Vermont. The perquisites relating to moving and relocation were, in the Compensation Committee's opinion, appropriately limited in time, and were in line with benefits offered by other employers to top level executives relocating to a relatively remote area.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee is currently comprised of James L. Fox, Pamela G. Sheiffer, Charles M. Waite, (Chairman) and Frederick E. Webster, Jr., each of whom is an "independent director" under the applicable rules of the Nasdaq Stock Market, Inc., a "Non-Employee Director" within the meaning of Section 16 of the Exchange Act and an "outside director" within the meaning of Section 162m of the Internal Revenue Code of 1986, as amended. The Compensation Committee is primarily responsible for reviewing, approving and overseeing the Company's compensation plans and practices, and works with management to establish the Company's executive compensation philosophy and programs. The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis with the management of the Company and based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

Respectfully submitted by the Compensation Committee:

Charles M. Waite, Chairman
James L. Fox
Pamela G. Sheiffer
Frederick E. Webster, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Fox, Ms. Sheiffer, Mr. Waite and Mr. Webster served as members of the Compensation Committee for all of 2006. None of the members of the Compensation Committee is currently or has ever been an officer or employee of the Company or any of its subsidiaries. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the board of directors or the Compensation Committee.

SUMMARY COMPENSATION TABLE

    The following table sets forth compensation information concerning the compensation of our Chief Executive Officer, Chief Financial Officer, our other three most highly compensated executive officers who served in such capacities during the year ended December 31, 2006 and, in accordance with SEC requirements, two other former executive officers who would have been among the three other most highly compensated executive officers, had they been employed by the Company on December 31, 2006. (the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kurt M. Swenson, Chairman/CEO (Principal Executive Officer)	2006	$446,500 (2)	—	—	—	—	$165,935 (3)	$1,650 (4)	$614,085
Nancy Rowden Brock, Senior Vice President/ Chief Financial Officer (Principal Financial Officer)	2006	$185,004	—	—	—	—	$31,332	$1,650(5)	$217,986
Donald Labonte, President-Manufacturing Division	2006	$237,600 (6)	$25,000 (7)	—	—	—	—	$48,830 (8)	$311,430
Douglas S. Goldsmith, President- Quarry Division	2006	$185,004	—	—`	—	—	$29,411	$1,650 (9)	$216,065
Richard M. Urbach, President-Retail Division	2006	$150,008	$25,000 (10)	—	—	—	$8,098	$1,650 (11)	$184,756
Rick Wrabel, Former President-Memorials Division (12)	2006	$133,335	—	—	—	—	—	$464,600 (13)	$597,935
Caryn A. Crump, Former Senior Vice President of Marketing/Memorials Division (14)	2006	$93,750	—	—	—	—	—	$178,042 (15)	$271,792

(1)

Incentive payments under the 2006 Annual Incentive Plan would have been accrued in 2006 but paid in 2007. No payments were made to the Named Executive Officers pursuant to the 2006 Annual Incentive Plan.

(2)	Includes $100,000 of salary earned but deferred at the election of Mr. Swenson pursuant to the Rock of Ages Key Employees Deferred Salary Plan.

(3)

Includes $34,318 of interest credited on deferred compensation pursuant to the DS Plan in excess of 120% of the applicable federal long term rate for 2006; $103,002 increase in the actuarial value of Mr. Swenson's benefit under the DB Plan; and $28,615 increase in the actuarial value of Mr. Swenson's benefit under the SC Agreement.

(4)	Amount represents Company match on 401(k) deferrals.

(5)	Amount represents Company match on 401(k) deferrals.

(6)

Mr. Labonte, a citizen of Canada, is paid an annual base salary of $270,000 CDN. For the purposes of this table, to calculate his annual base salary in U.S. dollars, we used a currency conversion rate of $.88 US to $1.00 CDN, which represents the average of the exchange rates as of the end of each month during fiscal 2006, as published in the Wall Street Journal.

(7)

Discretionary bonus of $28,410 CDN paid in 2007 for 2006 performance. To calculate the amount paid in U.S. dollars, we used a currency conversion rate of $.88 U.S. to $1.00 CDN, which represents the average of the exchange rates as of the end of each month during fiscal 2006, as published in the Wall Street Journal.

(8)

Includes $16,720 ($19,000 CDN) paid by the Company to Mr. Labonte's self-directed retirement account under the Retirement Plan for Salaried Employees of Rock of Ages Canada, Inc. Also includes $13,894 ($15,789 CDN) credited to an unfunded, supplemental deferral account for the benefit of Mr. Labonte and $18,216 ($20,700 CDN) withdrawn by Mr. Labonte in 2006. The amounts therein are intended as supplemental retirement benefits but under Canadian law are immediately available to Mr. Labonte for any purpose. The supplemental account is an unfunded liability of the Company's subsidiary, Rock of Ages Canada, Inc. and any amounts so deferred do not earn interest.

(9)	Amount represents Company match on 401(k) deferrals.

(10)	Discretionary bonus paid in 2007 for 2006 performance.

(11)	Amount represents Company match on 401(k) deferrals.

(12)	Effective at the close of business on May 5, 2006, Mr. Wrabel resigned from employment as the Company's President/Memorials Division.

(13)

Includes $186,669 in severance payments made to Mr. Wrabel in 2006 pursuant to a Severance Agreement and General Release dated May 22, 2006 (the "Wrabel Severance Agreement"). In addition to severance payments, Mr. Wrabel received the following payments and benefits under the Wrabel Severance Agreement: continuation of health care coverage for one year following the date of termination ($8,451 cost to the Company); his Company owned vehicle, valued at $24,970 (Kelley Blue Book); his Company owned notebook computer, valued on the Company's books at $1,260; and $10,000 reimbursement for outplacement services. The Company also paid Mr. Wrabel $14,000 for temporary housing expenses incurred prior to his resignation on May 5, 2006. These benefits were payable pursuant to Mr. Wrabel's employment agreement with the Company. The Company also paid Mr. Wrabel a total of $222,220 in moving expenses and closing costs on his home in Houston, Texas, which was sold prior to his resignation on May 5, 2006. The Company was obligated to pay these amounts pursuant to Mr. Wrabel's employment agreement. The amounts paid for closing costs and moving expenses are further broken down as follows: $119,930 for closing costs on old home, points on new home, transfer taxes, legal fees, $578 for miscellaneous moving expense (meals, etc.) and $101,957 gross up payment to cover taxes on closing costs and moving expense reimbursement.

(14)	Ms. Crump ceased being an executive officer of the Company as of February 2006. She resigned from employment as the Senior Vice President of Marketing/Memorials Division on May 5, 2006.

(15)

Includes $131,250 in severance payments made to Ms. Crump in 2006 pursuant to a Severance Agreement and General Release dated May 8, 2006 (the "Crump Severance Agreement"). In addition to severance payments, Ms. Crump received the following payments and/or benefits under the Crump Severance Agreement: continuation of health care coverage for two years following the date of termination ($23,526 cost to the Company); her Company owned vehicle, valued at $17,030 (Kelley Blue Book); her Company owned notebook computer, valued on the Company's books at $636; and $5,000 reimbursement for outplacement services. Also includes Company match of $600 to Ms. Crump's 401(k) account.

GRANT OF PLAN BASED AWARDS

The Company established the 2006 Annual Incentive Plan (the "Incentive" Plan") to reward participants for their contributions to the achievement of corporate and divisional goals. Participants in the Incentive Plan include the Chief Executive Officer, the Quarry COO, the Manufacturing COO, the Retail COO, the Senior Vice President/CFO, the Senior Vice President/General Counsel and the non-executive officers, managers and employees of each of the Company's operating divisions.

In February 2006, the Compensation Committee approved the Incentive Plan, which set the corporate and divisional performance measures for each participating officer, as well as the target award values, which are a percentage of base salary. Performance under the Incentive Plan is measured by the achievement of certain levels of earnings before interest and taxes ("EBIT"), net of incentive payments. In the case of executive officers responsible for an operating division, EBIT targets are set at both the corporate and divisional levels. Non-executive officers' and managers' EBIT targets in each of the operating divisions are set based on the areas of responsibility. Executive and non—executive officers and managers of the corporate group, including Ms. Brock, Mr. Swenson and Mr. Tule, are set at the corporate level only based on income before taxes. Further information concerning the 2006 Annual Incentive Plan and the performance targets applicable to the plan can be found under the caution "Compensation Discussion and Analysis—Components of Executive Compensation—2006 Annual Incentive Plan."

As shown below in the following table, we did not grant any options or stock appreciation rights to the Named Executive Officers in 2006. The following table also shows estimated future payouts under the 2006 Annual Incentive Plan. These are amounts that would have been paid if the applicable performance targets were achieved. None of the individuals listed below attained the threshold performance targets.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)
		Thresh-old($)	Target($)	Maximum ($)	Thresh-old(#)	Target (#)	Maxi-mum(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Kurt M. Swenson	2/16/2006	—	111,625	223,500	—	—	—	—	—	—
Nancy Rowden Brock	2/16/2006	18,500	46,250	92,500	—	—	—	—	—	—
Donald Labonte	2/16/2006	23,760	59,400	118,800	—	—	—	—	—	—
Douglas S. Goldsmith	2/16/2006	18,500	46,250	92,500	—	—	—	—	—	—
Richard M. Urbach	2/16/2006	16,000	40,000	80,000	—	—	—	—	—	—
Rick Wrabel (1)	—	—	—	—	—	—	—	—	—	—
Caryn A. Crump (2)	—	—	—	—	—	—	—	—	—	—

(1)	Effective at the close of business on May 5, 2006, Mr. Wrabel resigned from employment as the Company's President-Memorials Division.

(2)	Effective at the close of business on May 5, 2006, Ms. Crump resigned from employment as the Company's Senior Vice President/Marketing-Memorials Division.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning options to purchase Class A Common Stock held by the Named Executive Officers at December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kurt M. Swenson	—	—	—	—	—	—	—	—	—
Nancy Rowden Brock	25,000	—	—	$6.02	6/22/2015	—	—	—	—
Donald Labonte	15,000	—	—	$5.98	2/8/2012	—	—	—	—
Douglas S. Goldsmith	25,000	—	—	$5.98	2/8/2012	—	—	—	—
Richard M. Urbach	20,000	—	—	$5.98	2/8/2012	—	—	—	—
Rick Wrabel (1)	—	—	—	—	—	—	—	—	—
Caryn A. Crump (2)	—	—	—	—	—	—	—	—	—

(1)

Effective at the close of business on May 5, 2006, Mr. Wrabel resigned from employment as the Company's President-Memorials Division. All options held by Mr. Wrabel expired, in accordance with the terms of the applicable option agreement, 90 days from the date of his resignation. The options were "out of the money" at the time of expiration, and were not exercised.

(2)

Effective at the close of business on May 5, 2006, Ms. Crump resigned from employment as the Company's Senior Vice President/Marketing—Memorials Division. All options held by Ms. Crump expired, in accordance with the terms of the applicable option agreement, 90 days from the date of her resignation. The options were "out of the money" at the time of expiration, and were not exercised.

OPTION EXERCISES AND STOCK VESTED

During 2006 none of the Named Executive Officers exercised any stock options or became vested in any restricted stock.

PENSION BENEFITS

    The Company maintains a qualified defined benefit pension plan (the "DB Plan"), and has entered into nonqualified salary continuation agreements (the "SC Agreements") with Mr. Swenson, the Company's Principal Executive Officer. The DB Plan is noncontributory and provides benefits based upon length of service and final average earnings. Generally, employees age 21 with one year of continuous service are eligible to participate in the DB Plan. Benefits under the DB Plan do not vest until the participant has completed five years of service. Mr. Swenson's SC Agreement provides for supplemental retirement benefits. Further information concerning the DB Plan and the SC Agreements can be found under the caption "Compensation Discussion and Analysis—Components of Executive Compensation—Retirement Benefits" above, and in Note 9 to the Company's Consolidated Financial Statements for the Year Ended December 31, 2006. The following table further describes pension benefits to the Named Executive Officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Kurt M. Swenson	DB Plan SC Agreement	33 (2) 23	$933,451 $1,411,057	— —
Nancy Rowden Brock	DB Plan	1	$31,332 (3)	—
Donald Labonte (4)	—	—	—	—
Douglas S. Goldsmith	DB Plan	15	$125,340	—
Richard M. Urbach	DB Plan	2	$16,230 (5)	—
Rick Wrabel (6)	DB Plan	—	—	—
Caryn A. Crump (7)	DB Plan	—	—	—

(1)

The determination of the present value of accumulated benefit under the DB Plan and the SC Agreement is based on the accumulated benefit as of the measurement date (December 31, 2006) and assumes that executive group members continue to work for the Company until the earliest retirement age for which unreduced plan benefits are payable (age 65 under the DB Plan and age 55 under the SC Agreement). In the case of Mr. Swenson's SC Agreement, because he has attained the age of 62, the amounts payable were determined based on his current age. The following assumptions were also used in the calculations:

	Discount Rate:	5.60%
	Preretirement Decrements:	None
	Postretirement Mortality:	RP2000, combined, sex distinct
	Form of Payment:	Life Annuity

(2)

Includes 10 years of service credited to Mr. Swenson under the DB Plan relating to his employment with Swenson Granite Company, Inc. prior to the acquisition of the Company by Swenson Granite Company, Inc. in 1984.

(3)	Ms. Brock became a participant in the DB Plan as of December 31, 2006. Her benefits under the DB Plan will not vest until she has completed five years of service (June 2010).

(4)

Mr. Labonte, a citizen of Canada, is not a participant in the DB Plan. He is a participant in the Retirement Plan for Salaried Employees of Rock of Ages Canada, Inc., which is a defined contribution plan described under the caption, "Compensation Disclosure and Analysis—Retirement Benefits—Canadian Retirement" Plan above.

(5)	Mr. Urbach's benefits under the DB Plan will not vest until he has completed five years of service (August 2009).

(6)

Effective at the close of business on May 5, 2006, Mr. Wrabel resigned from employment as the Company's President-Memorials Division. At the time of his resignation, he did not satisfy the requirement of five years of service for vesting of benefits under the DB Plan.

(7)

Effective at the close of business on May 5, 2006, Ms. Crump resigned from employment as the Company's Senior Vice President/Marketing-Memorials Division. At the time of her resignation she did not satisfy the requirement of five years service for vesting of benefits under the DB Plan.

NONQUALIFIED DEFERRED COMPENSATION

    The following table sets forth information concerning benefits under the Company's Key Employees Deferred Salary Plan to the Named Executive Officers. Currently Mr. Swenson is the only participant in the DS Plan.   None of the other Named Executive Officers are eligible for participation in the DS Plan at this time. The table also shows information with respect to the unfunded supplemental deferral account of Rock of Ages Canada, Inc. for the benefit of Mr. Labonte. The DS Plan and the unfunded supplemental deferral account for Mr. Labonte are further described under the caption "Compensation Disclosure and Analysis—Components of Executive Compensation—Retirement Benefits" above.

Name	Executive Contributions in 2006 ($)	Registrant Contributions in 2006 ($)	Aggregate Earnings in 2006 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance 12/31/2006 ($)
(a)	(b)	(c)	(d)	(e)	(f)
Kurt M. Swenson	$100,000	-	$64,183	-	$618,480
Nancy Rowden Brock	-	-	-	-	-
Donald Labonte (1)	-	$13,894	-	$18,216	$101,200
Douglas S. Goldsmith	-	-	-	-	-
Richard M. Urbach	-	-	-	-	-
Rick Wrabel (2)	-	-	-	-	-
Caryn A. Crump (3)	-	-	-	-	-

(1)

As described under the caption, "Compensation Disclosure and Analysis—Retirement Benefits", the Company's Canadian subsidiary, Rock of Ages Canada, Inc., also maintains an unfunded supplemental account for the benefit of Mr. Labonte which is intended to supplement the amounts contributed by the Company into the Retirement Plan for Salaried Employees of Rock of Ages Canada, Inc. The supplemental account is an unfunded liability of Rock of Ages Canada, Inc., and Mr. Labonte may withdraw the funds from that account at any time. The amounts deferred into the supplemental account do not earn interest. For the purposes of this table, to calculate the amounts set forth above with respect to Mr. Labonte in U.S. dollars, we used a currency conversion rate of $.88 US to $1.00 CDN, which represents the average of the exchange rates as of the end of each month during fiscal 2006, as published in the Wall Street Journal.

(2)	Effective at the close of business on May 5, 2006, Mr. Wrabel resigned from employment as the Company's President - Memorials Division.

(3)	Effective at the close of business on May 5, 2006, Ms. Crump resigned from employment as the Company's Senior Vice President/Marketing - Memorials Division.

 EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    Each of our named executive officers (except Mr. Labonte) has an employment agreement, and each employment agreement contains severance and change in control provisions. These agreements and the severance/change in control arrangements are described in greater detail under the caption "Compensation Discussion and Analysis—Employment Agreements and Change In Control Arrangements", which description is incorporated herein by reference. In addition to providing severance benefits, the employment agreements each provide that all future stock options granted to these officers will become fully vested and exercisable upon the termination of their employment after a change in control of the Company.

Swenson Employment Agreement—Severance and Change In Control Arrangements

    As previously discussed herein under the caption, "Compensation Disclosure and Analysis—Employment Agreements and Change in Control Arrangements", the Company has an employment agreement with the President and Chief Executive Officer (Mr. Swenson). The Swenson Employment Agreement provides for continued payment of salary and benefits over the remainder of the term if Mr. Swenson's employment is terminated by the Company without Cause (as defined in the Swenson Employment Agreement) or as a result of death or disability or by Mr. Swenson for Good Reason. "Good reason" is defined in the Swenson Employment Agreement to mean (i) the assignment of any duties to Mr. Swenson inconsistent in any respect with his position, authority, duties or responsibilities as contemplated by the Swenson Employment Agreement, or any other action which results in the diminution in his position, authority, duties or responsibilities; (ii) failure by the Company to comply with any provisions requiring payment or provision of a benefit to Mr. Swenson; (iii) requiring Mr. Swenson to be based at any office or location outside of a 35 mile radius of Concord, New Hampshire; or (iv) any purported termination of the Swenson Employment Agreement.

    The Swenson Employment Agreement also provides for a lump sum payment to Mr. Swenson equal to the sum of (i) accrued but unpaid salary, and a prorated bonus amount equal to the greater of the largest annual bonus paid to Mr. Swenson during the prior three years and the annual bonus payable in respect of the most recently completed fiscal year" (the "Highest Annual Bonus"), through the date of termination and (ii) three times the sum of (A) his then annual salary and (B) Highest Annual Bonus, and for continuation of benefits for three years, if Mr. Swenson's employment is terminated by the Company (other than for Cause, death or disability) during the twelve-month period following, or prior to but in connection with, or by Mr. Swenson for any reason during the twelve-month period following, a Change in Control (as defined in the Swenson Employment Agreement). In the event of a termination related to a Change in Control, Mr. Swenson may elect in lieu of the lump sum payment described above, either to receive in a lump sum or over the then remaining term of the Swenson Employment Agreement, an amount equal to the total amount he would have been entitled to receive if his employment had been terminated by the Company without Cause or by Mr. Swenson for Good Reason. If any payment or distribution by the Company to or for the benefit of Mr. Swenson under the Swenson Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Mr. Swenson with respect to such excise tax, then Mr. Swenson will generally be entitled to receive an additional payment such that after payment by Mr. Swenson of all taxes, Mr. Swenson retains an amount of the additional payment equal to the excise tax imposed.

    Assuming the benefits were triggered under the Swenson Employment Agreement as of the last business day of 2006 (December 29, 2006), the estimated lump sum severance payment to Mr. Swenson in the event of a Change in Control would be $2,622,914, consisting of $1,384,500 salary and bonus, $618,481 in deferred salary and interest accumulated under the DS Plan, $312,065 in benefit continuation, and $307,868 excise tax gross up payment. If benefits under the Swenson Employment Agreement were triggered as a result of a termination without Cause, or due to death or disability, or as a result of a termination by Mr. Swenson for Good Reason, the aggregate estimated severance benefits to Mr. Swenson would be the same of stated above, except that salary would be paid to Mr. Swenson monthly over a period of 36 months from the date of termination. Mr. Swenson does not hold any options to purchase Company stock.

Other Executive Officers—Severance and Change In Control Arrangements

    As previously discussed herein under the caption, "Compensation Disclosure and Analysis-Employment Agreements and Change in Control Arrangements", the Company also has employment agreements with the Senior Vice President/Chief Financial Officer (Ms. Brock), the Retail COO (Mr. Urbach), and the Quarry COO (Mr. Goldsmith) (collectively" the "Employment Agreements"). In the case of the Senior Vice President/Chief Financial Officer and the Retail COO, the Employment Agreements provide for continued payment of salary over a period of 12 months if employment is terminated by the Company without Cause (as defined in the Employment Agreements) or if the employee terminates the Employment Agreement for Good Reason. "Good reason" is defined in the Employment Agreements as (i) any material breach by the Company of the Employment Agreement; (ii) any material diminution in the employee's position, authority or responsibilities with the Company; or (iii) a change by the Company in the location of the employee's office to a new location that is outside a radius of 50 miles from the employee's principal office. In such event, such Employment Agreements also provide for (i) payment of earned, but unpaid bonus, prorated to the date of termination; and (ii) continuation of health care coverage for a period of 12 months after such a termination of employment.

    Assuming that benefits were triggered as a result of a Change in Control of the Company under the Employment Agreements for Ms. Brock and Mr. Urbach as of the end of the last business day of 2006 (December 29, 2006) and Mr. Swenson elected a lump sum payment, the estimated lump sum severance payment to each person would be as follows: Ms. Brock, $193,455, consisting of $185,004 salary and $8,451 in continuation of health care costs to the Company; and Mr. Urbach, $172,086, consisting of $160,000 salary, $2,078 in continuation of health care costs to the Company, and $10,000 reimbursement for outplacement services. If benefits under the Employment Agreements for Ms. Brock and Mr. Urbach were triggered as a result of a termination without Cause, or due to death or disability, or as a result of a termination by the employee for Good Reason, the estimated severance benefits would be the same for each individual as set forth above, except that the salary component of severance would be paid monthly by the Company over 12 months instead of in a lump sum. All of the options held by the above individuals were "out of the money" as of December 29, 2006.

    In the case of the Mr. Goldsmith, the Employment Agreement provides for continued payment of salary over a period of 9 months if his employment is terminated by the Company without Cause (as defined in the Employment Agreement) or if he terminates the Employment Agreement for Good Reason (as defined above). In such event, Mr. Goldsmith's Employment Agreement also provides for (i) payment of earned, but unpaid bonus, prorated to the date of termination; and (ii) continuation of health care coverage for a period of 12 months after such termination of employment. Mr. Goldsmith's Employment Agreement provides for a lump sum payment to him (in lieu of salary continuation) equal to one times his then current annual base salary if his employment is terminated by the Company without Cause within 12 months of a Change in Control (as defined by the Employment Agreement) or if Mr. Goldsmith terminates the Employment Agreement for Good Reason within 12 months after a Change in Control. In addition, Mr. Goldsmith would receive the payments and/or benefits set forth in (i) and (ii) above in the event of a termination in connection with a Change in Control.

    Assuming that benefits were triggered as a result of a Change in Control of the Company under Mr. Goldsmith's Employment Agreements as of the end of the last business day of 2006 (December 29, 2006), the estimated lump sum severance payment to Mr. Goldsmith would be $196,411, consisting of $185,004 salary and $11,407 in continuation of health care costs to the Company. If benefits under Mr. Goldsmith's Employment Agreement were triggered as a result of a termination without Cause, or due to death or disability, or as a result of a termination by the Mr. Goldsmith for Good Reason, the estimated severance benefits would be the same as set forth above, except that the salary component of severance would be for 9 months only, equal to $138,753 paid monthly by the Company over 9 months. All of the options held by Mr. Goldsmith were "out of the money" as of December 29, 2006.

    On May 22, 2006, the Company entered into a Severance Agreement and General Release with Rick Wrabel, the Company's President—Memorials Division at that time (the "Wrabel Severance Agreement"). Under the Wrabel Severance Agreement, Mr. Wrabel's employment terminated effective May 5, 2006. In consideration of the execution of a release by Mr. Wrabel in favor of the Company, the Company agreed to continue to pay Mr. Wrabel's salary for 12 months, continue health care coverage for 12 months (approximate cost to the Company of $8,451), and reimburse Mr. Wrabel for outplacement expenses up to $10,000, all as provided in his employment agreement. The Company also agreed to transfer at no cost to Mr. Wrabel his company-owned automobile (approximate Kelley Blue Book value of $24,970) and his notebook computer (on the Company's books, approximate book value $1,260).

    On May 8, 2006, the Company entered into a Severance Agreement and General Release with Caryn Crump, the Company's Senior Vice President/Marketing—Memorials Division at that time (the "Crump Severance Agreement"). Under the Crump Severance Agreement, Ms. Crump's employment terminated effective May 5, 2006. In consideration of the execution of a release by Ms. Crump in favor of the Company, the Company agreed to continue to pay Ms. Crump's salary for 12 months, continue health care coverage for 24 months or until such time as she is covered under another plan (approximate cost to the Company $23,526, assuming continuation for the full 24 months), and reimburse Ms. Crump for outplacement expenses up to $5,000, all as provided in her employment agreement. The Company also agreed to transfer at no cost to Ms. Crump her company-owned automobile (approximate Kelley Blue Book value of $17,030) and her notebook computer (on the Company's books, approximate book value $636).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

    In connection with and prior to its initial public offering in 1997, the Company effected a reorganization whereby, among other things, the Company's then parent corporation, Swenson Granite Company, Inc. ("Swenson Granite"), was merged with and into the Company, with the Company as the surviving corporation, and, immediately prior to such merger, Swenson Granite distributed its curb and landscaping business to its stockholders through a pro rata distribution of all of the member interests in a newly formed limited liability company named Swenson Granite Company LLC ("Swenson LLC"). Kurt M. Swenson, the Company's Chairman, President and Chief Executive Officer, and his brother Kevin C. Swenson, each own approximately 31% of Swenson Granite LLC. Certain other executive officers and directors of the Company collectively own approximately 9% of Swenson LLC. Kurt M. Swenson serves as a non-officer Chairman of the Board of Swenson LLC, but has no involvement with its day-to-day operations. Robert Pope, a holder of more than 5% of the Class B Common Stock, is Swenson LLC's President and Chief Executive Officer, and including shares owned by his wife and children, owns 12% of Swenson LLC. Neither Kurt M. Swenson nor any other officer or director of the Company, receives salary, bonus, expenses or other compensation from Swenson LLC, except for any pro rata share of earnings attributable to their ownership interest in Swenson LLC.

    Swenson LLC owns two granite quarries, one in Concord, New Hampshire and another in Woodbury, Vermont. Both have been owned by Swenson LLC (or its predecessor Swenson Granite) for more than 40 years. Because of the proximity of the Woodbury quarry to Barre, Vermont, the Company provides, and may continue to provide, certain maintenance services and parts to the Woodbury quarry and is reimbursed for the cost of such services. During 2006, the Company received approximately $30,000 for such maintenance services and parts. Both the Company and Swenson LLC have the right to terminate these services at any time. The Company also purchases Concord blocks and other products from Swenson LLC at market prices. The Company's purchases of granite provided by Swenson LLC in 2006 were approximately $5,000. Swenson LLC also purchases granite blocks and slabs from the Company. Such purchases amounted to approximately $8,000 in 2006. The Company believes these arrangements with Swenson LLC are not material and that they are on terms as favorable, or more favorable, to the Company than would be available from an unrelated party for comparable granite products. Both of Swenson LLC 's quarries produce gray granite primarily for curb and landscape use. Although Rock of Ages' gray granite from its Barre and Stanstead quarries is used primarily for memorial use, it may be in competition with Swenson LLC in some markets, including the supply of its gray granites for other than memorial use. Swenson LLC has supplied its Woodbury granite to manufacturers of government grave markers made for the Veterans' Administration for many years and Rock of Ages has not been in the business of selling or manufacturing its gray granites for use in Veterans markers.

    Swenson LLC owns approximately 5% of the common stock of Polycor, Inc. and Kurt M. Swenson has been a director of Groupe Polycor International (Polycor, Inc.'s parent company) and Polycor, Inc. (collectively, "Polycor") since approximately 1991. He was not re-elected to the Groupe Polycor International Board in 2006 but continues to be a director of Polycor, Inc. Polycor is in the business of quarrying and manufacturing granite and marble and is engaged in all segments of the granite market. In a recent press release, Polycor described itself as the third largest granite company in North America. As such, it may be deemed to compete with the Company in various markets. The primary businesses of Polycor are cut-to-size granite for building use, for thin slab sales, for tiles and for granite curb. Rock of Ages is not engaged in those segments of the granite markets. Polycor sells marble and granite blocks and slabs worldwide for all uses including monumental use and could be deemed in competition with Rock of Ages in some markets. Most of Polycor's granites are of different types than those of Rock of Ages, except for Polycor's gray granite, which is located near Rock of Ages' Stanstead quarry and is substantially identical to Stanstead gray. In 2003, Polycor sold its memorial manufacturing equipment and exited the manufacture and sale of finished granite memorials, but it continues to sell granite and marble blocks and slabs for memorial use.

Review, Approval or Ratification of Transactions with Related Persons

    Upon the recommendation of the Audit Committee, in March 2007 the Company's Board of Directors adopted a written policy under which related person transactions must be pre-approved by the Audit Committee. Under the policy, generally a related person transaction is any transaction, arrangement or relationship involving an amount exceeding $75,000 between the Company and any executive officer, director or 5% stockholder (and their family members), or any entity in which any such person is an executive officer, director, general partner, managing member or person in a similar position, has a 5% or greater ownership interest, or of which such person is an employee who will receive a direct economic benefit from the transaction. Prior to the Company entering into a related person transaction, the Company's management must submit the proposed transaction to the Audit Committee for consideration at a meeting. The Audit Committee considers all of the relevant facts and circumstances available to it, including (if applicable) but not limited to:  the benefits to the Company; the impact on a director's independence in the event the person in question is a director, an immediate family member of a director, or an entity in which a director is an equity holder or of which a director is an executive officer, general partner, managing partner or a person in a similar position; the availability of other sources for comparable products or services; the terms of the proposed transaction; and the terms available to unrelated third parties or to employees generally.  No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction with respect to which such member of any of his or her immediate family members is the related person. The Audit Committee will approve only those related person transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders. Approval by a majority of the members of the Audit Committee (or by the Chairman of the Audit Committee in the circumstances described below) will be sufficient to approve a related person transaction.

     As described above, the written policy provides that proposed related person transactions would normally be considered by the Audit Committee at a meeting. However, the policy includes procedures to address situations when approvals need to be sought between scheduled Audit Committee meetings. The policy provides that in those instances in which the Company's general counsel, in consultation with the Company's Chief Executive Officer and the Chairman of the Audit Committee, determines that it is not practical or desirable for the Company to delay seeking approval of a related person transaction until the next scheduled Audit Committee, or until a special meeting of the Audit Committee can be convened, the management shall submit the proposed related person transaction to the Chairman of the Audit Committee, who will have delegated authority to consider and act on behalf of the Committee with respect to the proposed related person transaction.  In that event, the Chairman of the Audit Committee will consider all of the relevant facts and circumstances available to the Chairman, including (if applicable) but not limited to those described above which would be considered by the Audit Committee at a meeting at which the proposed related person transaction was being considered. If a related person transaction is approved in this manner by the Chairman of the Audit Committee, such approval will be reported to the Audit Committee at its next meeting.

Equity Compensation Plan Information

The following table sets forth information regarding the Company's equity compensation plan as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	271,000	$6.08	525,000
Equity compensation plans not approved by security holders	None	None	None
Total	271,000	$6.08	525,000

(1)

On June 22, 2005 at our Annual Meeting of Stockholders, the stockholders approved the Rock of Ages Corporation 2005 Stock Plan (the "2005 Plan"). The 2005 Plan permits awards of stock options (including both incentive stock options and nonqualified stock options) and restricted stock. A maximum of 550,000 shares of Class A Common Stock may be issued under the 2005 Plan. The 2005 Plan is administered by the Compensation Committee, which has the authority to determine the recipients of awards under the 2005 Plan and, subject to the 2005 Plan, the terms and condition of such awards. The 2005 Plan replaces the Rock of Ages Corporation 1994 Stock Plan (the "1994 Plan") which expired in November 2004. Although grants made under the 1994 Plan prior to its expiration remain outstanding, no further grants may be made under the Plan.

AUDIT COMMITTEE REPORT

    The Audit Committee has the responsibility and authority described in the charter of the Audit Committee, which has been approved and adopted by the Board. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company's independent registered public accounting firm performing the external audit of the Company. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations.

    In fulfilling its oversight responsibilities, the Audit Committee met and held discussions with management and the Company's independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent registered public accounting firm. The Audit Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees), and as otherwise modified or supplemented, including the quality and acceptability of the Company's accounting principles as applied in its financial reporting and the reasonableness of significant judgments.

    The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the Audit Committee discussed with the independent registered public accounting firm the firm's independence. The Audit Committee also considered whether non-audit services provided by the Company's independent registered public accounting firm during the last fiscal year and described on page 39 of this proxy statement were compatible with maintaining the firm's independence.

    Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the board of directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on April 2, 2007, and the board of directors approved such inclusion.  The Audit Committee also appointed Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2007, and the board of directors ratified such appointment.

AUDIT COMMITTEE

James L. Fox (Chairman)
Charles M. Waite
Frederick E. Webster Jr.

PROPOSAL NO. 2

 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

    The Audit Committee has appointed Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accounting firm for fiscal year 2007. The board of directors has directed that this appointment be submitted to the stockholders for ratification at the annual meeting.  Grant Thornton has audited the Company's financial statements since September 2005. Representatives of Grant Thornton are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

             Stockholder ratification of the appointment of Grant Thornton as the Company's independent registered public accounting firm for fiscal year 2007 is not required by our Amended and Restated By-Laws, or otherwise, but is being pursued as a matter of good corporate practice. In the event the Company's stockholders fail to ratify the appointment, the Audit Committee will reconsider the retention of that firm. Even if the appointment is ratified, the Audit Committee, in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of Common Stock representing a majority of the voting power of the shares of Common Stock present or represented by proxy at the annual meeting will be required to ratify the appointment of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year 2007.

    The Audit Committee appointed KPMG, LLP ("KPMG") as Rock of Ages' independent registered public accounting firm for the fiscal year ended December 31, 2005. On September 27, 2005, KPMG was dismissed as our principal accountants. On September 29, 2005, Grant Thornton accepted its appointment as our new independent registered accounting firm. The dismissal of KPMG and the engagement of Grant Thornton were approved by the Audit Committee.

    The audit reports of KPMG on the consolidated financial statements of the Company and its subsidiaries for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principals, except as follows: KPMG's report on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2004 and 2003, contained a separate paragraph stating "as discussed in Note 2 to the consolidated financial statements, effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and a separate paragraph stating "as discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for its quarry inventory from the first in, first out method to the specific annual average cost method, effective January 1, 2002".

    During the Company's fiscal years ended December 31, 2004 and 2003 and the subsequent interim period through September 27, 2005, there were no disagreements between the Company and KPMG on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference in connection with its reports to the subject matter of the disagreement.

    During the Company's fiscal years ended December 31, 2004 and 2003 and the subsequent interim period through September 27, 2005, there were no "reportable events", as such term is defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

    During the Company's fiscal years ended December 31, 2004 and 2003 and the subsequent interim period through September 27, 2005, Rock of Ages did not consult with Grant Thornton regarding any matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K of the Securities and Exchange Commission.

    The following table shows the fees paid by Rock of Ages for the audit and other services provided by Grant Thornton LLP for 2006 and 2005 and KPMG, LLP for fiscal 2005. The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by Grant Thornton or KPMG during fiscal 2005.

	2006(1)	2005 (1)

Audit Fees (2)	$373,737	$254,143
Tax Fees (3)	63,815	19,665
All Other Fees	—	—

Total	$437,552	$273,808

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by Rock of Ages' independent auditors, provided the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting and the Audit Committee ratifies the approval of such non-audit services by the Chair.

(1)

The Audit Committee appointed KPMG as Rock of Ages' independent registered public accounting firm for the fiscal year ended December 31, 2005. On September 27, 2005, we dismissed KPMG as our principal accountants. On September 29, 2005, Grant Thornton accepted its appointment as our new independent registered accounting firm. In addition to the amounts shown in the table above, which were paid to Grant Thornton for services in fiscal 2006 we also paid KPMG $86,417 in audit fees. In addition to the amounts shown which were paid to Grant Thornton for services in fiscal 2005, we also paid KPMG $86,523 in audit fees, $75,500 in tax compliance fees and $8,050 in tax advice and planning fees.

(2)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(3)	For fiscal 2006 and 2005, respectively, tax fees principally included tax compliance fees of $62,100 and $0, and tax advice and tax planning fees of $0 and $19,665.

    The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company's independent auditors, provided the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting and the Audit Committee ratifies the approval of such non-audit services by the Chair.

    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007.  UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" SUCH RATIFICATION.

OTHER MATTERS

    The board of directors does not know of any other matters to come before the annual meeting other than those described above. However, if any such other matters shall properly come before the annual meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy card(s) to exercise such proxies and thus vote the shares represented thereby in accordance with their best judgment to the extent permitted by the applicable rules of the Securities and Exchange Commission. Discretionary authority for them to do so is contained in the enclosed proxy card(s).

STOCKHOLDER PROPOSALS

    Under the rules and regulations of the Securities and Exchange Commission, proposals of stockholders intended to be presented in the Company's proxy statement and forms of proxy for the Company's 2008 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than January 19, 2008 and must otherwise satisfy the conditions established by the Securities and Exchange Commission to be considered for inclusion in the Company's proxy statement and proxy cards for that meeting.

    Under our Amended and Restated By-Laws, proposals of stockholders intended to be submitted for a formal vote (other than proposals to be included in the Company's proxy statement and forms of proxy) at the Company's 2008 Annual Meeting of Stockholders may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company which is received at the Company's principal executive offices no earlier than March 23, 2008 and not later than April 22, 2008. The notice must contain certain information as specified in our Amended and Restated By-Laws.  Any such proposal received after March 23, 2008 will not be considered "timely" under the federal proxy rules for purposes of determining whether the proxies designated by the Company for such meeting may use discretionary authority to vote on such proposal.

ANNUAL REPORT AND FORM 10-K

    The Company is sending, prior to or concurrently with this proxy statement, to all of its stockholders of record as of April 27, 2007, a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 2006. The 2006 Annual Report includes the Company's audited consolidated financial statements for the fiscal year ended December 31, 2006.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (excluding exhibits) as filed with the Securities and Exchange Commission is available without charge upon written request by any stockholder to Rock of Ages Corporation, 369 North State St., Concord, New Hampshire 03301, Attention: Investor Relations.

By Order of the Board of Directors

Michael B. Tule Secretary

Graniteville, Vermont
May 29, 2007

ANNUAL MEETING OF STOCKHOLDERS OF

ROCK OF AGES CORPORATION

CLASS A COMMON STOCK

June 21, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230000000000000000 0 062107

The Board of Directors Recommends a vote FOR the election of James L. Fox and Charles M. Waite as directors (Proposal No. 1), and FOR ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2007 (Proposal No. 2).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors duly nominated.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ James L. Fox
○ Charles M. Waite

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Grant Thornton LLP as Company's independent registered public accounting firm for fiscal 2007.	☐	☐	☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CLASS A COMMON STOCK

ROCK OF AGES CORPORATION

Proxy Solicited by the Board of Directors
Annual Meeting of Stockholders - June 21, 2007

The undersigned hereby appoints each of Kurt M. Swenson and Richard C. Kimball as proxies, each with the full power to appoint a substitute, to represent and to vote, as designated on the reverse side, all shares of Class A Common Stock of Rock of Ages Corporation, a Delaware corporation (the “Company”), the undersigned may be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders to be held on June 21, 2007 and any adjournments or postponements thereof (the “Meeting”). In their discretion, such proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as a director if for any reason either or both of James L. Fox and Charles M. Waite is unable to or will not serve, and other matters incident to the conduct of the Meeting or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of James L. Fox and Charles M. Waite as directors (Proposal No. 1), and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2007 (Proposal No. 2). Additionally, this proxy will be voted in the discretion of the proxies named above upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as director if for any reason either or both of James L. Fox and Charles M. Waite is unable to or will not serve, and other matters incident to the conduct of the Meeting. The undersigned acknowledges receipt of the Company's definitive Proxy Statement in connection with the Meeting, the related Notice of Annual Meeting of Stockholders and the Company's 2006 Annual Report.

(continued - to be dated and signed on reverse side)

14475

0

CLASS B COMMON STOCK

ROCK OF AGES CORPORATION

Proxy Solicited by the Board of Directors
Annual Meeting of Stockholders - June 21, 2007

The undersigned hereby appoints each of Kurt M. Swenson and Richard C. Kimball as proxies, each with the full power to appoint a substitute, to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Rock of Ages Corporation, a Delaware corporation (the “Company”), the undersigned may be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders to be held on June 21, 2007 and any adjournments or postponements thereof (the “Meeting”). In their discretion, such proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as a director if for any reason either or both of James L. Fox and Charles M. Waite is unable to or will not serve, and other matters incident to the conduct of the Meeting or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of James L. Fox and Charles M. Waite as directors (Proposal No. 1), and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2007 (Proposal No. 2). Additionally, this proxy will be voted in the discretion of the proxies named above upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as director if for any reason either or both of James L. Fox and Charles M. Waite is unable to or will not serve, and other matters incident to the conduct of the Meeting. The undersigned acknowledges receipt of the Company's definitive Proxy Statement in connection with the Meeting, the related Notice of Annual Meeting of Stockholders and the Company's 2006 Annual Report.

(continued - to be dated and signed on reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ROCK OF AGES CORPORATION

CLASS B COMMON STOCK

June 21, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230000000000000000 0 062107

The Board of Directors Recommends a vote FOR the election of James L. Fox and Charles M. Waite as directors (Proposal No. 1), and FOR ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2007 (Proposal No. 2).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors duly nominated.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ James L. Fox
○ Charles M. Waite

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. Proposal to ratify the appointment of Grant Thornton LLP as Company's independent registered public accounting firm for fiscal 2007. FOR ☐ AGAINST ☐ ABSTAIN ☐

Signature of Stockholder ____ Date: ____ Signature of Stockholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.